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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FORCE PROTECTION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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Force Protection, Inc.
9801 Highway 78, Building 1
Ladson, South Carolina 29456

April 17, 2009

Dear Shareholder:

        On behalf of your board of directors, I am pleased to invite you to attend the 2009 Annual Meeting of Shareholders of Force Protection, Inc. (the "Company") to be held on May 15, 2009, at 10:00 a.m. Eastern Time at the Embassy Suites Airport - Convention Center, 5055 International Boulevard, North Charleston, South Carolina 29418.

        At the meeting, management will review the Company's operations and discuss the financial statements for the year ended December 31, 2008, as well as our plans for the future. A question and answer session for shareholders will follow the management presentation.

        The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the meeting, including the election of three directors, and the ratification of the appointment of the Company's independent registered public accounting firm.

        Your vote is important. Even if you do not plan to attend the meeting in person, we hope you will vote by internet or telephone as described in the proxy voting instructions set forth in the enclosed Proxy Statement or by completing, signing, and returning the enclosed proxy card.

        We look forward to seeing you at the meeting. Directions to the Embassy Suites Airport - Convention Center appear on the back cover of these materials.

Cordially,

Michael Moody
 Chief Executive Officer, President
and Chairman of the Board

Notice of Annual Meeting of Shareholders
Force Protection, Inc.

        The 2009 Annual Meeting of Shareholders of Force Protection, Inc. will be held on May 15, 2009 at 10:00 a.m. Eastern Time at the Embassy Suites Airport - Convention Center, 5055 International Boulevard, North Charleston, South Carolina 29418 to consider and take action with respect to the following matters:

  1.
  A proposal to elect the three Class I directors of Force Protection nominated by the board of directors to serve for a term of three years and until their successors are duly elected and qualified;

  2.
  A proposal to ratify the Audit Committee's appointment of Grant Thornton LLP as Force Protection, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  3.
  Such other business as may properly be brought before the meeting or any adjournment thereof.

        This summary is qualified in its entirety by the detailed information contained within the enclosed Proxy Statement.

        The close of business on March 20, 2009, has been set as the record date for the determination of shareholders entitled to receive notice and to vote at the meeting or any adjournment thereof. The enclosed Proxy Statement is being mailed to those shareholders on or about April 17, 2009.

        Shareholders who do not expect to attend the meeting in person are requested to vote their shares over the internet, by telephone or by completing, signing and returning the enclosed proxy card and returning it as instructed.

By order of the board of directors,

Lenna Ruth Macdonald
 Chief Strategy Officer, General Counsel
and Corporate Secretary

Force Protection, Inc.
9801 Highway 78, Building 1
Ladson, South Carolina 29456

PROXY STATEMENT

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ii

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Force Protection, Inc.
9801 Highway 78, Building 1
Ladson, South Carolina 29456

PROXY STATEMENT

        This Proxy Statement is furnished to you in connection with the solicitation of proxies by the board of directors of Force Protection, Inc. (the "Company" or "Force Protection") to be used at the 2009 Annual Meeting of Shareholders ("Annual Meeting") to be held on May 15, 2009 at 10:00 a.m. Eastern Time at the Embassy Suites Airport - Convention Center, 5055 International Boulevard, North Charleston, South Carolina. This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company.

        Notice of the meeting and notice of internet availability of the voting materials, which include this Proxy Statement and a proxy card, were mailed to shareholders on or about April 17, 2009. Our principal executive offices are located at 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456. Our phone number is 843.574.7000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held Friday, May 15, 2009. The Proxy Statement and Annual Report on Form 10-K are available at www.viewmaterial.com/frpt.

QUESTIONS AND ANSWERS ON THE ANNUAL MEETING

Who can vote at the Annual Meeting?

        Shareholders who were owners of common stock of the Company at the close of business on March 20, 2009 (the "Record Date") are entitled to receive notice of the Annual Meeting and may attend and vote at the meeting. If you were a shareholder of record on that date, you will be entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting all of the shares that you held on the record date. Each share of common stock is entitled to one vote. As of the Record Date for the Annual Meeting, there were 69,289,762 shares of common stock of the Company outstanding and entitled to vote.

What may I vote on?

        Each shareholder is being asked to vote on:

  •
  The proposal to elect three nominees nominated by the board to serve on our board of directors.

  •
  The proposal to ratify the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

 How does the Board of Directors recommend I vote on the proposals?

        The board of directors recommends votes:

  •
  FOR the nominees for our board of directors.

  •
  FOR the ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

How do I vote?

        Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that shareholders be represented by proxy. Most shareholders have a choice of voting either (1) over the internet, (2) using a toll-free telephone number, (3) by completing the proxy card and mailing it in the postage-prepaid envelope provided, or (4) in person by attending the Annual Meeting. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee through which you hold your shares to determine which method of voting is available to you.

You may vote over the internet or by telephone.

        If you are a shareholder of record as of the record date, you may vote via the internet or telephone by following the instructions set forth on your proxy card mailed with this Proxy Statement. The deadline for voting electronically or by telephone is 6:00 a.m. Eastern Time on May 15, 2009.

        Internet and telephone voting procedures are designed to authenticate each shareholder by use of a control number which can be found on your proxy card and to allow you to confirm that your instructions have been properly recorded. Please be aware that if you vote over the internet or by telephone you may incur costs such as telephone and internet access charges for which you will be responsible.

        If your shares are held in "street name," please check your proxy card or contact your bank, broker or other nominee to determine whether you will be able to vote electronically or by telephone. Holding shares in "street name" means you hold shares through a bank, broker or other nominee, and they are not held in your individual name.

You may vote by mail.

        You may vote by mail by completing and properly signing your proxy card and mailing it in the enclosed postage-prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed. If you do not mark your voting instructions on the proxy card, your shares will be voted as our board of directors recommends.

You may vote in person at the Annual Meeting.

        Written ballots will be available to any shareholder who wants to vote in person at the Annual Meeting. However, if you hold your shares in "street name," you must request a proxy from your bank, broker or other nominee in order to cast your votes at the Annual Meeting.

        If matters other than those outlined in this Proxy Statement are properly presented for consideration at the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote the matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date that this Proxy Statement was printed, the Company did not anticipate that any other matters would be raised at the Annual Meeting.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts listed with the Company's stock transfer agent. If you received a proxy card, the shares on your proxy card or cards are all of the shares of common stock registered in that name with our stock transfer agent on the Record Date. If you have shares registered in the name of a bank, broker, or other nominee, they will not appear on your proxy card and your bank, broker or other nominee will send you instructions on how to vote.

How do I vote shares held by a broker or bank?

        If a bank, broker or other nominee holds shares of common stock for your benefit, and the shares are not in your name on the stock transfer agent's records, then you are considered a "beneficial owner" of those shares. If your shares are held this way, sometimes referred to as being held in "street name", your bank, broker or other nominee will send you instructions on how to vote. If you have not heard from the bank, broker or other nominee who holds your shares, please contact them as soon as possible.

How will my proxy be voted?

        If you sign and return your proxy card without instructions as to how it is to be voted, the proxy holders identified on the proxy card will vote your shares as follows:

  •
  FOR the nominees for our board of directors.

  •
  FOR the ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

        If you indicate voting instructions on your proxy card, the proxy holders will follow your instructions in casting all votes.

How are shares held by a broker voted?

        The Company is listed on the Nasdaq Capital Market ("Nasdaq"), which has rules that govern brokers who have record ownership of listed common stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters ("discretionary matters"), but do not have discretion to vote uninstructed shares as to certain other matters ("non-discretionary matters"). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters, but expressly states that the broker is not voting as to non-discretionary matters. The broker's inability to vote with respect to the non-discretionary matters is referred to as a

"broker non-vote." Broker non-votes will be counted for the purpose of determining the presence of a quorum. Broker non-votes will have no effect on the election of directors (Proposal One) or the ratification of the appointment of the Company's independent registered public accounting firm (Proposal Two).

        An abstention is counted as present and entitled to vote for purposes of determining a quorum. An abstention will have no effect on the election of directors (Proposal One) but will act as a vote against the ratification of the appointment of the Company's independent registered public accounting firm (Proposal Two).

Who counts the votes?

        Representatives of our stock transfer agent, National City Bank, will tabulate and certify the votes and act as the independent inspectors of election. The Company's inspectors of election will tabulate the votes cast at the meeting, together with the votes cast by proxy, whether in person, over the internet or over the telephone.

May I change my vote?

        Yes. You may revoke your proxy at any time before the Annual Meeting by submitting (i) a second later dated proxy card and returning it before the polls close at the Annual Meeting, (ii) a later dated internet or telephone vote, or (iii) by attending the Annual Meeting and giving notice of revocation in person.

        If you are mailing a written notice of revocation or a later proxy, send it to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456. You may also hand deliver a written notice of revocation or a later proxy to the Company at the Annual Meeting, during or before the taking of any vote.

        If you hold your shares through a bank, broker or other nominee and have instructed the bank, broker or other nominee as to how to vote your shares, you must follow directions received from such bank, broker or nominee in order to change your vote or to vote at the Annual Meeting.

What constitutes a "quorum" for the Annual Meeting?

        A quorum is necessary to hold a valid Annual Meeting of shareholders. One third, or 33 1/3%, of the outstanding shares entitled to vote on a matter, present or represented by proxy, constitutes a "quorum." If you vote (including by internet, telephone and proxy card), your shares voted will count towards the "quorum" of the Annual Meeting. Abstentions or broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have a discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

 What is the appropriate conduct for the Annual Meeting?

        To ensure that the Annual Meeting is conducted in an orderly fashion and that the shareholders wishing to speak at the meeting have a fair opportunity to speak, the Company will have certain guidelines and rules for the conduct of the meeting, which will be explained at the meeting.

What vote is necessary to pass the items of business at the Annual Meeting?

Election of directors.

        The three director nominees receiving the highest number of votes for election will be elected. If you vote, your shares will be voted for election of the director nominees unless you give instructions to "withhold" your vote for the director nominee. Withheld votes will not influence election results. Abstentions and broker "non-votes" are not recognized as to election of directors.

Ratification of appointment of independent registered public accounting firm.

        The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm will be ratified if a majority of the votes cast at the meeting vote in favor of such ratification of the appointment. Abstentions will act as a vote against the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm. Broker "non-votes" are not recognized as to the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.

How will voting on any other business be conducted?

        As of the date that this Proxy Statement was printed, the Company was not aware of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly proposed and the chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment to the same extent as you or such other shareholders would be entitled to vote on such matters.

When are shareholder proposals for the 2010 Annual Meeting due?

        Our 2010 Annual Meeting of Shareholders is expected to be held on Friday, May 7, 2010 ("2010 Annual Meeting"). Any shareholder who intends to present a proposal or a director nominee at the 2010 Annual Meeting must deliver the proposal in writing or in person to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456, on or after November 8, 2009, but no later than January 7, 2010, pursuant to our Second Amended and Restated Bylaws. To be considered adequate, the notice must contain specified information about the matter to be presented at the meeting and the shareholder proposing the matter, as specified in our Second Amended and Restated By-laws.

        Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2010 Annual Meeting must submit their proposal no later than December 16, 2009, or if the date of the 2010 Annual Meeting is changed by more than 30 days, then no later than a reasonable time before we begin to print and send the proxy materials. A proposal received after December 16, 2009, will be considered untimely and will not be entitled to be included in the proxy materials. See "Shareholder Proposals and Director Nominations for our 2010 Annual Meeting" on page 64 of this Proxy Statement for additional information.

What are the costs of this proxy solicitation?

        In addition to using the mail, our directors, officers, employees, and agents may solicit proxies by personal interview, telephone, telegram, or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation. We will also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding the Company's Annual Meeting materials to you because they hold title to your common stock.

May I inspect the shareholder list?

        For a period commencing the earlier of two days after this Proxy Statement is mailed to shareholders or ten days prior to the Annual Meeting, a list of shareholders registered on the books of our stock transfer agent as of the Record Date will be available for examination by registered shareholders during normal business hours at the Company's principal offices at 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456, provided the examination is for a purpose germane to the meeting.

How can I get materials for the Annual Meeting?

        This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 17, 2009. Each registered and beneficial owner of common stock on the Record Date, including Company employees, should receive a copy of the Company's annual report on Form 10-K for the fiscal year ended 2008, including consolidated financial statements (the "Annual Report"), with this Proxy Statement.

        In addition, a copy of the Company's Annual Report is available to each shareholder without charge on the Securities and Exchange Commission's website at www.sec.gov and upon written request sent to Investor Relations, Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456.

 Are the proxy materials and Annual Report available electronically?

        This Proxy Statement and the Annual Report are available at www.viewmaterial.com/frpt and on the Company's website at www.forceprotection.net.

        Registered shareholders can elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing these documents by completing the relevant portion of your proxy card or by following the instructions provided when voting on the internet or by telephone.

        After electing to view future proxy statements and annual reports over the internet, you will receive a card in the mail with instructions containing the internet address of those materials. Your choice will remain in effect until you call Shareholder Services Operations toll-free number 800. 622.6757, write National City Bank—now a part of PNC, Shareholder Services Operations, Department 5352, PO Box 92301, Cleveland, Ohio 44193-0900, email shareholder.inquiries@nationalcity.com, or contact the Company in writing at: Corporate Secretary, Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456, or by sending an email message to: investorrelations@forceprotection.net.

        If you hold our common stock through a bank, broker, or other nominee, please refer to the information provided by your bank, broker or nominee regarding the availability of electronic delivery.

How can I reach the Company to request materials or information referred to in these Questions and Answers?

        You may reach us by mail addressed to:

  Corporate Secretary
  Force Protection, Inc.
  9801 Highway 78, Building No. 1
  Ladson, South Carolina 29456

  or by calling 843.574.3900, or by sending a message to:
   investorrelations@forceprotection.net.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our board of directors is currently comprised of seven directors. Pursuant to our Amended Articles of Incorporation and Second Amended and Restated By-laws, our board of directors is divided into three classes, with one class of directors elected each year for a three-year term of office at the annual meeting of shareholders.

Director Nominees

        Our board of directors has nominated MGen. Jack A. Davis, USMC (Ret.), incumbent director, whose term is currently scheduled to expire at the Annual Meeting, and newly appointed directors B. Herbert Ellis and Kenneth A. Merlau, each for election to a three-year term expiring at the Annual Meeting in 2012. On April 6, 2009, our board of directors increased its size to seven members and appointed Messrs. Ellis and Merlau to fill the vacancies created by the increase in the size of the board. The nominees, all of whom are Class I directors, if elected as directors, are expected to continue in office until their respective term expires, or until his earlier death, resignation, or retirement.

        Our board of directors has no reason to believe that the nominees will not serve if elected. If the nominees are unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our board of directors or, as an alternative, our board of directors may reduce the number of positions on our board.

Board Recommendations

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE DIRECTOR NOMINEES

Information about Board Nominees and Continuing Directors

        Set forth below is the personal and business experience information for each of the nominees for election to our board of directors and for each of the current members of our board of directors who will continue to serve as our directors until their next election. The nominees have consented to being nominated as directors and have agreed to serve if elected. All of the nominees are currently directors.

Board Nominees

Class I

Major General Jack A. Davis, USMC (Ret.)

Director since—March 2006
Committees—Compensation Committee, Chair and Nominating and Corporate Governance Committee
Age: 62
Expiration of term, if elected, 2012 (Class I)

MGen. Davis has been a director of Force Protection, Inc. since March 2006 and has a diverse background of senior level management and leadership positions in business, law enforcement and the military. With over 40 years experience, he is highly regarded in each of these fields. MGen. Davis served in the U.S. Marine Corps, both active and reserve, from 1968 to 2005 where he held the rank of Major General. MGen. Davis' career included command at every level from platoon to division in addition to numerous staff assignments. MGen. Davis attended numerous high level schools both here and abroad. MGen. Davis' law enforcement career included both federal and state agencies where he retired in 1999 with 30 years of distinguished service. MGen. Davis is also the founder of J.A. Davis and Associates, a security and leadership training company. In addition to his service with Force Protection, MGen. Davis currently serves on the board of directors of one privately held company and the boards of advisors of three mutually held companies. MGen. Davis holds undergraduate and masters degrees from Indiana State University and a Master of Urban Administration from University of North Carolina, Charlotte.

B. Herbert Ellis Director since—April 6, 2009 Committees—Compensation Committee and Nominating and Corporate Governance Committee Age: 71 Expiration of term, if elected, 2012 (Class I)

Mr. Ellis has been a director of Force Protection, Inc. since April 6, 2009 and has over 20 years of experience in the U.S. Army and in business. Mr. Ellis served as a Colonel, Field Artillery with Research and Development Specialty for the U.S. Army, from 1963 to 1984, including two combat tours of duty in Vietnam with both command and staff positions. Since 2008, Mr. Ellis has served as the President and Chief Executive Officer of BHE, LLC, a consulting firm that supports manufacturing companies. From 2000 to 2008, he served as the President and Chief Executive Officer of Charleston Marine Containers, Inc., a primary producer for modular containers for the U.S. Army, purchased via the U.S. Army Tank, Automotive and Armaments Command (TACOM) contracts. From 1993 to 2000, he served as the President and Chief Executive Officer of Barnes & Reinecke, Inc., a major automotive and weapons systems technical support contractor for the TACOM program, and from 1984 to 1993, acted as the Vice President and General Manager, Electro-Optical Division of Contraves, USA. Mr. Ellis holds a B.S. in engineering from the United States Military Academy, a M.S., Nuclear Physics from the University of Alabama, and attended the Industrial College of the Armed Forces and the U.S. Army Command and General Staff College.

Kenneth A. Merlau Director since—April 6, 2009 Committees—Audit Committee and Nominating and Corporate Governance Committee Age: 63 Expiration of term, if elected, 2012 (Class I)

Mr. Merlau has been a director of Force Protection, Inc. since April 6, 2009 and has extensive experience as an executive, operator, and consultant in a wide range of businesses. Presently, Mr. Merlau serves as the chairman and principal stockholder of Design House, Inc., a distributor of home building materials. Most recently, Mr. Merlau acted as the chairman and majority shareholder of QuickSet International, Inc., a company focused on ruggedized surveillance and sensor products for the military and Homeland Security markets. Since June 1993, Mr. Merlau has served as Chairman of Clipper Development Company, a business advisory service for owned and invested companies and a strategic and operations consultant to emerging private companies. Mr. Merlau has extensive acquisition and integration experience. From 1980 through 2000, Mr. Merlau has been associated with numerous businesses as owner or board member, including Tamms Industries, Inc., Transo Envelopes LLC, the Isaac Group and the Peltz Group, Inc. From 1998 through May 1999, Mr. Merlau was a director of Metal Management, Inc. From 1970 through 1980, he served as a management consultant for Touche Ross & Co. (now Deloitte & Touche), where he was elected a partner in 1977. Currently, Mr. Merlau is a member of the board of Northside Community Bank and Christ the King Jesuit College Preparatory High School. Mr. Merlau holds a BS degree from Purdue University and an MBA from the University of Chicago.

 Continuing Directors

Class II

Michael Moody Director since—September 2006 Committees—None Chairman, Board of Directors Age: 63 Expiration of term, 2010 (Class II)

Mr. Moody was appointed President of Force Protection, Inc. in September 2007, the Interim Chief Executive Officer on January 30, 2008 and the Chief Executive Officer on February 29, 2008. Mr. Moody has more than 30 years of senior management experience in operational management, reorganizations, acquisitions and business transformations. From 2005 through 2007 he provided business and financial advisory services to privately held businesses. Mr. Moody was the Chief Operating Officer at the London American General Agency and Senior Vice President of Corporate Development for Magna Carta Companies, a mutual insurance company, where he also served on the board of directors. Mr. Moody received the designation of Certified Practicing Accountant (Australia) and became an associate with the Australian Society of Accountants. Mr. Moody holds a Bachelor of Arts in Economics from Macquarie University in Sydney, Australia.

Lieutenant General Roger G. Thompson, Jr., USA (Ret.)

Director since—December 2006
Lead Director since—January 2008
Committees—Audit Committee and Compensation Committee
Age: 64
Expiration of term, 2010 (Class II)

LTG Thompson has been a director of Force Protection, Inc. since December 2006. LTG Thompson is Vice President of the Association of the United States Army where he is responsible for all operational events including symposia, the largest landpower exhibition and conference in North America and major pavilions in four overseas trade shows. Additionally, he provides executive leadership of 123 AUSA Chapters worldwide and management of membership programs totaling over 5,200 major, midsize and small defense oriented companies. He currently serves on the Board of Advisors of a privately held company. A veteran with 34 years of experience on active duty, LTG Thompson commanded at all levels of the Army, including field artillery and transportation units. While with the Department of Army Staff, LTG Thompson served as Deputy Assistant Secretary of the Army, Financial Management and Comptroller (Director of the Army Budget). LTG Thompson completed his military career as the Deputy Commander in Chief, United States Transportation Command. In this position he was responsible for the daily operations supporting all military and commercial transportation for the entire DoD. LTG Thompson holds a Bachelor of Science from the United States Military Academy, a Master of Business Administration from Syracuse University, and a Master's degree in National Security and Strategic Studies from the Naval War College. He is a graduate of the Army's Command and General Staff College and the Naval War College.

 Class III

John S. Day Director since—September 2007 Committees—Audit Committee, Chair and Compensation Committee Age: 60 Expiration of term, 2011 (Class III)

Mr. Day has been a director of Force Protection, Inc. since September 2007. Mr. Day has over 30 years of experience in the accounting profession serving a broad range of publicly and privately owned clients. Mr. Day joined Arthur Andersen LLP in 1976 and was admitted as an audit partner in 1986. In 2002, he joined Deloitte & Touche LLP in Atlanta as a Director. Mr. Day retired from Deloitte & Touche LLP in December 2005. Mr. Day was appointed to the board of Lenbrook Square Foundation, Inc., a non-profit organization, effective July 1, 2007 where he serves as chairman of the governance committee and a member of the finance committee. Mr. Day holds a Bachelor of Arts in Economics from the University of North Carolina and a Master of Business Administration from Harvard Graduate School of Business.

John W. Paxton, Sr.
Director since—February 2008
Committees—Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, Chair
Age: 72
Expiration of term, 2011 (Class III)

Mr. Paxton has been a director of Force Protection, Inc. since February 2008. He has over 30 years of experience in the aerospace, wireless voice and data, logistics and manufacturing industries. Currently, Mr. Paxton is the Chairman of Pro Mach, Inc., an integrated packaging solutions provider, and is Chairman of Intellicheck/Mobilisa, Inc., a publicly held provider of wireless internet solutions to the DoD. From 2002 until March 2008, Mr. Paxton has been the Chairman of IntelliCheck Mobilisa, Inc. From 1998 until 2002, Mr. Paxton was the Chairman and Chief Executive Officer of Telxon Corporation. Mr. Paxton served on the Board of Directors of TransDigm, Inc., a supplier of proprietary aerospace components used in commercial and military aircraft. Mr. Paxton holds a Bachelor of Science and Master of Science in business administration from LaSalle University, and is a registered professional engineer.

 Executive Officers

        The following table sets forth certain information about our executive officers as of March 20, 2009.

Name	Age	Position
Michael Moody	62	Chief Executive Officer, President and Chairman of the board
Charles Mathis	49	Chief Financial Officer
Lenna Ruth Macdonald	46	Chief Strategy Officer, General Counsel and Corporate Secretary
Daniel Busher	45	Executive Vice President, Operations
Mark Edwards	46	Executive Vice President, Development
Damon Walsh	46	Executive Vice President, M-ATV Program Director

        Michael Moody.    Mr. Moody was appointed President of Force Protection, Inc. in September 2007, the Interim Chief Executive Officer on January 30, 2008 and the Chief Executive Officer on February 29, 2008. Mr. Moody has more than 30 years of senior management experience in operational management, reorganizations, acquisitions and business transformations. From 2005 through 2007 he provided business and financial advisory services to privately held businesses. Mr. Moody was the Chief Operating Officer at the London American General Agency and Senior Vice President of Corporate Development for Magna Carta Companies, a mutual insurance company, where he also served on the board of directors. Mr. Moody received the designation of Certified Practicing Accountant (Australia) and became an associate with the Australian Society of Accountants. Mr. Moody holds a Bachelor of Arts in Economics from Macquarie University in Sydney, Australia.

        Charles Mathis.    Mr. Mathis joined Force Protection, Inc. in June 2008 as Executive Vice President and was appointed Chief Financial Officer effective October 1, 2008. Mr. Mathis has over 20 years of financial experience in strategic finance and accounting for a number of manufacturing companies including two major defense contractors. Prior to joining Force Protection, Mr. Mathis was Chief Financial Officer of EFW, Inc. a U.S. segment of Elbit Systems Ltd., a public Israeli defense conglomerate. At Elbit, Mr. Mathis was responsible for all areas of finance, contract accounting, government compliance, Sarbanes Oxley compliance, tax and the development of joint venture agreements. Prior to Elbit, Mr. Mathis was Vice President, Finance and IT, with Fairbank Morse Engine, a supplier of medium speed diesel engines to the U.S. Navy and the engine segment of EnPro Industries. Mr. Mathis received his Master of Business Administration from the University of Chicago Graduate School of Business and completed his undergraduate studies at Wake Forest University. Mr. Mathis is a certified public accountant. He also served as a Lieutenant in the U.S. Marine Corps.

        Lenna Ruth Macdonald.    Ms. Macdonald joined Force Protection, Inc. in November 2007 with over 19 years legal experience as in-house counsel and in private practice. She was promoted to her current position from Co-General Counsel and Corporate Secretary in March 2008. Ms. Macdonald has specialized experience in corporate governance, Sarbanes-Oxley and other compliance matters, securities, mergers and acquisitions and transactional matters. Prior to joining the Company, she served as Vice President, General Counsel and Secretary of Commonwealth Industries, Inc., a Nasdaq listed leading aluminum sheet manufacturer, as in-house counsel for Banc One Corporation and as Assistant General Counsel and Group Leader at BONHAM, a Banc One subsidiary. Ms. Macdonald was also an associate with the international law firm McDermott, Will & Emery based in its Boston, Massachusetts office. Ms. Macdonald holds a Juris Doctor from Emory University School of Law, attended the M.Sc. Program at the London School of Economics and Political Science, and holds an A.B. from Brown University.

        Daniel Busher.    Mr. Busher has been the Executive Vice President, Operations, of Force Protection, Inc. since March 2008. Bringing more than 20 years of international business experience in the automotive industry, Mr. Busher joined Force Protection, Inc. in October 2006. Previously, he was Director of Materials for North American Automotive Operations within Alcoa, maintaining responsibilities in the United States, Mexico and Honduras. In addition, he held numerous senior location Plant and Operations Management roles throughout Alcoa. Mr. Busher began his career as a member of the GM Saturn Corporation start-up team that implemented revolutionary new labor agreements and lean manufacturing methods from early concept to full production. Mr. Busher earned his Bachelor of Science degree in Mechanical Engineering from the University of Wisconsin. He also holds an Executive Master of Business Administration, Beta Gamma Sigma honors, from the Owen School at Vanderbilt University.

        Mark Edwards.    Mr. Edwards has been with Force Protection, Inc. since November 2004. Mr. Edwards has more than 18 years experience in both automotive and military transport equipment industries. Prior to joining Force Protection, Mr. Edwards was Vice President, Operations for Ducommun Aerostructures, where he was responsible for all aerostructure manufacturing for the Boeing C-17 and Chinook programs, as well as Sikorsky's BlackHawk/NavalHawk program. Mr. Edwards earned a Bachelor's degree in Mathematics and Chemistry from Wright State University, and a Masters of Business Administration from Pepperdine University.

        Damon Walsh.    Mr. Walsh joined Force Protection, Inc. in July 2005. Before joining Force Protection, Mr. Walsh was a career officer in the U.S. Army serving in a wide variety of staff and command positions including operational assignments as an airborne Infantry officer and Special Forces officer. Mr. Walsh also served for over a decade in the Army Acquisition Corps. This culminated in his assignment as the Commanding Officer of the Joint Systems Manufacturing Center at Lima, Ohio overseeing the manufacture of Abrams Main Battle Tanks, Stryker vehicles, and Marine Corps Expeditionary Fighting Vehicles. Retiring as a Lieutenant Colonel, Mr. Walsh is a Level III Certified Acquisition Professional as well as a Certified Professional Contracts Manager and has over 25 years experience in both the operational Army and the Acquisition community. Mr. Walsh holds a Master in Management from the U.S. Naval Postgraduate School and is a graduate of the Army Command & General Staff College. He is also a veteran of Operations Desert Shield/Desert Storm, Provide Comfort, Uphold Democracy, and Iraqi Freedom.

 Policies Governing Director Nominations

        In recommending candidates for election to our board of directors, the independent members of our board of directors consider nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. All of the independent directors of our board of directors, or a special committee of the independent directors of our board of directors, may be appointed to evaluate each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in members of our board of directors.

        Evaluations of candidates generally involve a review of background materials, internal discussions and interviews as appropriate. Generally the independent directors, or special committee, as the case may be, will consider various criteria in deciding whether to make a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries and exhibit sound judgment. Director candidates should possess the highest personal and professional ethics, honesty, integrity and values, be committed to promoting the long-term interests of our shareholders and be able and willing to devote the necessary time to carrying out their duties and responsibilities as members of our board of directors. Further, directors should come from diverse backgrounds and experience. In addition, if directors will be serving on the Audit Committee, they must meet our standards for independence and be free from potential conflicts of interest. Upon selection of a qualified candidate, the independent directors, or special committee, as the case may be, recommends the candidate for consideration by our full board of directors. A majority of the board's independent directors must approve the director nominee. The independent directors, or special committee, may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        Our board of directors will consider all shareholder recommendations for candidates for the board of directors, which should be sent to the board of directors, c/o Corporate Secretary, Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456. When submitting candidates for nomination to be elected at the Company's annual meeting of shareholders, shareholders must follow the notice procedures, which are described under the heading "Shareholder Proposals and Director Nominations for 2010 Annual Meeting."

CORPORATE GOVERNANCE

Role of the Board of Directors

        Our day-to-day business is managed by our executive officers under the direction and oversight of our board of directors, which has responsibility for establishing broad corporate policies and the overall strategic direction of the Company. Members of our board of directors are kept informed of the Company's business by reviewing materials and various documents provided by management, visits to the Company's offices, participating in board and committee meetings and through discussions regarding operations and financial reports prepared by or under the direction of the Chief Executive Officer and President, the Chief Financial Officer and other members of management.

        The board of directors is currently comprised of seven directors, in accordance with the provisions of the Company's Amended Articles of Incorporation and Second Amended and Restated By-laws, which provide for a range of no less than one and no more than 15 directors, with the number of directors to be set by our board of directors. On April 6, 2009, the board of directors increased the size of the board of directors from five to seven members.

        Our board of directors is divided into three classes, with each class of directors serving a staggered three-year term. The term of one class expires each year. Directors are encouraged to attend the Company's annual meetings of shareholders. All members of our board of directors serving at such time attended the Annual Meeting in 2008.

Director Independence

        In determining independence, our board of directors determines whether a director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When assessing materiality, our board of directors considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director, family members of directors and organizations with which the director or potential director is affiliated. Our board of directors further considers the frequency and dollar amounts associated with any of these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.

        On an annual basis, each member of our board of directors is required to complete a questionnaire designed in part to provide information to assist our board of directors in determining whether the director is independent under the rules and regulations of Nasdaq, the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and other applicable laws. In addition, each director or potential director has an affirmative duty to disclose to our board of directors relationships between and among that director (or an immediate family member), the Company, and/or the management of the Company.

        On April 6, 2009, our board of directors affirmatively determined that all of our current directors, other than Mr. Moody, Chief Executive Officer and President of the Company, were independent because each person has no material relationship with the Company, our management or our independent registered public accounting firm, and each person met the independence standards under the rules and regulations of Nasdaq, the rules and regulations of the SEC and other applicable laws. Our board of directors determined that Mr. Moody is not independent due to his status as an executive officer of the Company.

Nominating and Corporate Governance Committee

        On April 6, 2009, the board of directors established a Nominating and Corporate Governance Committee and appointed Messrs. Paxton, Ellis and Merlau and MGen. Davis, USMC (Ret.) to serve as members. The purpose of the Nominating and Corporate Governance Committee is to assist the board in identifying qualified individuals to become board members, determining the composition of the board of directors and committees and monitoring a process to access board effectiveness and implementing the Company's corporate governance principles. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for:

  •
  Searching for individuals qualified to become board members and select director nominees;

  •
  Developing a policy regarding the consideration of nominees for directors;

  •
  Developing board qualifications for director candidates and review these qualifications with the board periodically;

  •
  Evaluating and reporting to the board on the performance and effectiveness of the board;

  •
  Annually reviewing the composition of each committee and to present recommendations for committee membership to the board;

  •
  Developing and recommending to the board a set of corporate governance principles, and shall review these principles regularly and monitor compliance;

  •
  Forming and delegating subcommittees, as appropriate;

  •
  Retaining any consultant or firm that the committee considers appropriate to assist in identifying director candidates, retain outside counsel and other advisors as appropriate;

  •
  Conducting an annual evaluation of the Committee's performance; and

  •
  Annually reviewing the adequacy of the charter.

        The Nominating and Corporate Governance Committee's charter is posted on the Company's website at www.forceprotection.net, under "Investor Relations—Board Committees." Shareholders can obtain a printed copy of the Nominating and Corporate Governance Committee's Charter by sending a written request to the Corporate Secretary at Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456.

 Related Party Transactions

        Our board of directors recognizes that transactions with related persons can present actual or potential conflicts of interest and wants to ensure that Company transactions are based solely on the best interests of the Company and our shareholders. Accordingly, our board of directors has delegated responsibility to the audit committee of our board of directors ("Audit Committee") to review transactions between the Company and related persons, which are further described below. The Audit Committee has adopted a written policy providing procedures for review, approval and ratification of related person transactions.

        The Audit Committee has adopted procedures regarding the review, approval and ratification of related party transactions. A related party transaction is a transaction between the Company and (a) a director, officer or 5% shareholder; (b) an immediate family member of a director, officer or 5% shareholder; or (c) any other entity in which any of these persons have a material interest. All reportable related party transactions must be reviewed, approved or ratified by the Audit Committee. In determining whether to approve or ratify such transactions, the Audit Committee will take into account, among other factors and information it considers appropriate: (1) the related person's relationship to Force Protection and interest in the transaction; (2) the material facts of the transaction; (3) the benefits to Force Protection, Inc., of the transaction; (4) an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm's length, at prices and terms customarily available to unrelated third-party vendors or customers generally, and whether the related person had any direct or indirect personal interest in, or received any personal benefit from such transaction; and (5) if applicable, the availability of other sources of comparable products and services. The Audit Committee chairperson is authorized to approve related party transactions when it is impractical or undesirable to wait until the next committee meeting for approval. Such transactions must be reported to the Audit Committee at the next meeting.

        Our board of directors reviews all disclosed relationships and transactions for compliance with the independence standards and makes a determination of the independence of each director. For those directors identified as independent, the Company and our board of directors are aware of no relationships or transactions with the Company or management other than those of a type considered immaterial in accordance with the guidelines described above.

        On August 26, 2008, the Audit Committee was informed by our interim Chief Financial Officer that in connection with the exercise of stock options in January 2007 by Gordon McGilton, our then Chief Executive Officer and member of our board of directors, and his subsequent sale of common stock received through such exercise, the proper amount of Mr. McGilton's share of Medicare taxes relating to such exercise was not collected from Mr. McGilton. As a result, Mr. McGilton owed us $315,085 for payment of such tax withholding, which may be considered a violation of applicable U.S. law prohibiting loans by public companies to their directors and executive officers. Upon learning of this administrative oversight, the Audit Committee instructed management to contact Mr. McGilton to seek repayment of the taxes. On September 11, 2008, Mr. McGilton paid us $315,085 to satisfy all outstanding obligations with respect to withholding of his taxes relating to such stock option exercise. We believe that the under withholding of the taxes was the result of the Company's mistaken belief that the proper amount of taxes upon Mr. McGilton's stock option exercise were withheld. Subsequently, we have instituted additional controls on the withholding of taxes and monitoring of the Internal Revenue Service Chapter Section 162(m).

        In addition, we have entered into an agreement with APT Leadership pursuant to which APT Leadership has granted us a non-exclusive right and license to use the diagrams, methods, concepts and business operating system functionality contained in APT Leadership's "APT Tool" software, and we purchased certain software to be used in the analysis of process capability. Under the terms of such agreement we paid a one-time license fee of $60,000 and agreed to pay an annual license fee thereafter of $50,000 per Company operating site. Our former Chief Executive Officer, Mr. Gordon McGilton, was a principal of APT Leadership, a consulting firm we hired to provide various business consulting services, training seminars and certain business software. Mr. McGilton disclosed that as of December 31, 2007 he transferred his interest in APT Leadership to the other owner, who at the time was also an employee of Force Protection, for $1 in consideration.

Compensation Committee and Insider Participation

        None of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee of our board of directors ("Compensation Committee"). None of the current members of our Compensation Committee is now or has ever been an officer or employee of Force Protection or any subsidiary of Force Protection. See "Related Party Transactions" above for a discussion of the Company's transactions with related parties.

Presiding Lead Director; Executive Sessions

        As of January 8, 2008, the board of directors appointed LTG Roger G. Thompson, Jr., USA (Ret.) as our presiding Lead Director. Our Lead Director serves as the chair of the non-management executive sessions. Prior to the appointment of a Lead Director, our board of directors' executive sessions were led by a rotation of independent directors. The independent directors met regularly without the Chief Executive Officer or other members of management present in executive sessions. Our board of directors intends to hold executive sessions of the non-management directors in conjunction with each regularly scheduled in-person meeting of the board of directors. Executive sessions were regularly scheduled during the board of directors' in-person meetings during 2008. In addition, the Chief Executive Officer's performance review is conducted in executive session, and the Audit and Compensation Committees periodically meet in executive session.

Committees of the Board of Directors

        As of April 6, 2009, our board of directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which operate under written charters approved by the full board of directors. Each committee is composed entirely of directors meeting the applicable independence standards of Nasdaq and the rules and regulations of the Exchange Act and our board of directors has determined in its business judgment each director qualifies as "independent" from the Company and its management in accordance with the guidelines described above under "Director Independence." The charters for each of the committees can be viewed on the Company's website at www.forceprotection.net under "Investor Relations—Board Committees" and are available in print at no charge to any shareholder upon request to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456.

        During 2008, our board of directors had two standing committees, the Audit Committee and the Compensation Committee. For 2008, MGen. Davis, USMC (Ret.) and LTG Thompson, Jr., USA (Ret.) and Messrs. Day and Paxton were the members of our Audit Committee. Our board of directors determined that Mr. Day is an "audit committee financial expert" defined by applicable SEC rules. For 2008, our Compensation Committee was comprised of Mr. Paxton and MGen. Davis, USMC (Ret.) and LTG Thompson, Jr., USA (Ret.).

  2008 Standing Committee Composition

        The chart below identifies the members of each standing committee, each committee chairperson, and the number of meetings held by each committee during 2008.

Name	Audit	Compensation
John S. Day	Chair
MGen. Jack A. Davis, USMC (Ret.)	X	Chair
John W. Paxton, Sr.	X	X
LTG Roger G. Thompson, Jr., USA (Ret.)	X	X
Number of 2008 Meetings	26	13

  2009 Standing Committee Composition

        The chart below identifies the members of each standing committee and each committee chairperson, as of April 6, 2009.

Name	Audit	Compensation	Nominating and Corporate Governance
John S. Day	Chair	X
MGen. Jack A. Davis, USMC (Ret.)		Chair	X
B. Herbert Ellis		X	X
Kenneth A. Merlau	X		X
John W. Paxton, Sr.	X	X	Chair
LTG Roger G. Thompson, Jr., USA (Ret.)	X	X

Board Meeting Attendance

        Our board of directors met 21 times during our fiscal year ended December 31, 2008. Each director attended every meeting of the board and at least 90% of the meetings of the committees on which they were serving. All directors holding office at such time attended the Company's 2008 Annual Meeting and are expected to attend the Company's 2009 Annual Meeting.

 Director Compensation

        The following table shows the compensation of the non-employee members of our board of directors for 2008.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All other Compensation	Total
MGen. Jack A. Davis, USMC (Ret.)(4)	$105,000	$2,628	—	$107,628
John S. Day(5)	$98,000	$2,628	—	$100,628
John W. Paxton, Sr.	$99,000	$2,628	—	$101,628
LTG Roger G. Thompson, Jr., USA (Ret.)	$124,000	$2,628	—	$126,628

(1)
Neither Mr. Moody, our current Chief Executive Officer, President and Chairman of the Board, nor Mr. Gordon McGilton, our former Chief Executive Officer and director who retired effective January 31, 2008, received any compensation for services in 2008 as a director.

(2)
Amounts include a $10,000 prepayment of the first quarter 2009 annual board of directors' retainer paid in the fourth quarter 2008.

(3)
Represents compensation expense for the award of 21,400 shares of restricted stock granted to each non-employee director on November 21, 2008 that vests in one-third increments on each of the first three anniversaries of the grant date. Reflects the proportionate amount of the total grant date fair value of restricted stock awards granted under the Force Protection, Inc. 2008 Stock Plan recognized by the Company as an expense for financial statement reporting purposes in accordance with Financial Accounting Standards Board No. 123 (revised 2004), Share-Based Payment, ("FASB Statement No. 123(R)"), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The stock grant date fair value of the restricted stock granted to each non-employee director in 2008 totaled $70,192 and was determined in accordance with FASB Statement No. 123(R), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The assumptions used in the calculation of the grant date fair values are included in Note 10 to our consolidated financial statements for the year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2009. As of December 31, 2008, each outside director held an aggregate of 21,400 shares of unvested restricted stock.

(4)
Fees for MGen. Davis, USMC (Ret.) include a $1,250 prepayment of the first quarter installment of the 2009 annual Compensation Committee Chairman retainer that was prepaid in the fourth quarter of 2008.

(5)
Fees for Mr. Day include a $2,500 prepayment of the first quarter annual installment of the 2009 Audit Committee Chairman retainer that was prepaid in the fourth quarter of 2008.

        In February 2008, the Compensation Committee engaged an independent compensation consultant, Hewitt Associates LLC, to assist in a review and revision of our director compensation program. The independent compensation consultant provided benchmark director compensation data as compared with other companies of similar revenue size, market capitalization and industry. A description of the benchmark data groups may be found in the section "Compensation Discussion and Analysis" below. Our board of directors, based on the recommendation of the Compensation Committee, approved a new director compensation program for 2008 including discretionary restricted stock awards and with cash components as shown in the table below.

 2008 Summary Non-Employee Director Cash Compensation

Board	Retainer (annual, to be paid quarterly in advance)	$40,000
	Chairman Retainer/Lead Director Retainer	$25,000
	Meeting Fees (in person)	$1,500
	Meeting Fees (teleconference)	$750
	Company meetings(1)	$1,500
Committees	Audit Committee Chairman Retainer	$10,000
	Compensation Committee Chairman Retainer	$5,000
	Committee Meeting Fees (in person)	$1,000
	Committee Meeting Fees (teleconference)	$500

(1)
Represents participation in director capacity at in-person meetings for the benefit of the Company as requested by management.

        The board approved annual restricted stock awards of $40,000 worth of restricted stock with a three-year vesting schedule to be awarded generally in the first quarter of each year. Further, the board approved a policy for a one-time grant of restricted stock award of $30,000 with a three-year vesting schedule upon any new member appointment to the board of directors.

Code of Conduct and Ethics

        Our board of directors has adopted a code of ethics ("Code of Conduct and Ethics") that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Conduct and Ethics is available on our website at www.forceprotection.net, under "Investor Relations—Governance Policies." A copy of the Code of Conduct and Ethics may also be obtained free of charge from us upon a request directed to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456. We intend to promptly disclose any substantive changes in or waivers, along with the reasons for the waivers, of the Code of Conduct and Ethics granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and our directors by posting such information on our website at www.forceprotection.net, under "Investor Relations—Governance Policies."

Communication with the Board of Directors

        Shareholders may communicate with any of the Company's directors, our board of directors as a group or any board of directors' committee by (1) sending an email to the board of directors, a particular director or committee at directors@forceprotection.net, (2) mailing correspondence c/o Corporate Secretary, Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456, or (3) by calling and leaving a voicemail message on the Company's Compliance Direct Line toll-free number 800.695.5218. Our board of directors has delegated to the Corporate Secretary, or her designee, responsibility for determining, in her discretion, whether the communication is appropriate for a director, committee or our board of directors' consideration.

        According to the policy adopted by our board of directors, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters or similar issues to the appropriate individual within the Company. Some types of communications, including job inquiries, spam, junk mail, mass mailings, product complaints or inquiries, surveys and requests for information about us, offers of goods and services, requests for donations and sponsorships, business solicitations or advertisements, product ideas, patently offensive material, otherwise inappropriate materials, as well as communications unrelated to us or our business, will not be forwarded to our board of directors. All other communications are to be submitted to the board as a group, to the particular director or committee to whom it is addressed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient. If you send an email or letter or leave a message with the board of directors, a committee or a director, you will receive a written acknowledgement from the Corporate Secretary confirming receipt of your communication. A copy of the procedure adopted by our board of directors regarding shareholder communications is available upon request by mailing notice to the Corporate Secretary at Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456.

        Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are brought to the attention of the Audit Committee and are handled in accordance with the procedures adopted by the Audit Committee. These concerns also may be reported through the Company's anonymous confidential Compliance Direct Line toll-free number 800.695.5218. If requested, we will endeavor to keep information that has been submitted confidential, subject to any need to conduct an effective investigation and take appropriate action.

EXECUTIVE COMPENSATION

Compensation Committee

        During 2008, the Compensation Committee of the Company was comprised of MGen. Davis, USMC (Ret.) (Chairman), LTG Thompson, Jr., USA (Ret.) and Messrs. Paxton and Ellis. As of April 6, 2009, the current members of the Compensation Committee are MGen. Davis, USMC (Ret.) (Chairman), LTG Thompson, Jr., USA (Ret.) and Messrs. Day, Paxton and Ellis. All the members of the Compensation Committee during 2008 and 2009 are "independent directors" within the meaning of the Nasdaq rules, are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and are "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act. During 2008, the Compensation Committee held 13 meetings, 12 regularly scheduled meetings and one additional meeting. For 2009, there are nine meetings of the Compensation Committee scheduled.

        The purpose of the Compensation Committee is to provide the oversight required to ensure the integrity of the Company's compensation and employee benefit plans, practices and reporting and to assist the Company's board of directors with:

  •
  Oversight of executive compensation;

  •
  Compliance with legal and regulatory reporting for compensation;

  •
  Overseeing all compensation systems which involve the issuance of the Company's stock and other equity securities; and

  •
  Preparing the committee report in the Company's annual proxy statement and such other reports as required.

        Pursuant to its charter, the Compensation Committee is responsible to:

  •
  Annually review and make recommendations to the board of directors with respect to the compensation of the chief executive officer and other executive officers, including salary, bonus, and equity compensation. The chief executive officer may not be present during the voting or deliberations of the Committee with respect to his or her compensation;

  •
  Review and recommend to the Company's board of directors the terms of compensation agreements or modification of prior compensation agreements with respect to the chief executive officer and other executive officers of the Company including but not limited to the form of employment and severance and change of control conditions;

  •
  Review and recommend to the board of directors equity-based plans and grants involving the use of Company stock and other equity securities;

  •
  Produce a report on executive compensation as required by the SEC to be included in the Company's annual proxy statement and such other reports as required; and

  •
  Perform such other duties and responsibilities as may be assigned to the Committee from time to time by the board of directors, including without limitation, the implementation and administration of the Company's equity-based plans and reviewing and making recommendations to the board on the competitiveness of the Company's compensation and benefit plans for directors, officers and key employees.

        The Compensation Committee's charter is posted on the Company's website at www.forceprotection.net, under "Investor Relations—Board Committees." Shareholders can obtain a printed copy of the Compensation Committee's Charter by sending a written request to the Corporate Secretary at Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456.

        For each named executive officer, other than our Chief Executive Officer, the Compensation Committee reviews and approves all elements of our executive compensation program taking into consideration recommendations from our Chief Executive Officer and human resources staff, recommendations from the Compensation Committee's independent outside compensation consultant, and other information, including competitive market information. For our Chief Executive Officer, the Compensation Committee reviews and approves his executive compensation program taking into consideration the board of directors' evaluation, recommendations from human resources staff, recommendations from the Compensation Committee's independent outside compensation consultant, and other relevant information, including competitive market information.

        The Compensation Committee may, in its discretion, utilize the services of a compensation consultant or other professional or expert to provide data and advice to the Compensation Committee regarding the compensation of executives of the Company and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, the termination of any such compensation consultant is the sole discretion of the Compensation Committee without the participation of any officer or other member of management. The Compensation Committee approves the appropriate funding to be paid to any advisors to the Compensation Committee and ordinary administrative expenses of the Compensation Committee that are necessary to carry out its duties.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section of this Proxy Statement as required by Item 402(b) of Regulation S-K with management. Based on its review and discussions with management, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2008 Annual Report on Form 10-K.

Compensation Committee

  MGen. Jack A. Davis, USMC (Ret.) (Chairman)
  John W. Paxton, Sr.
  LTG Roger G. Thompson, Jr., USA (Ret.)

The preceding Compensation Committee Report is provided only for the purpose of this Proxy Statement. Pursuant to the regulations of the SEC, this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act.

 Compensation Discussion and Analysis

Overview of Program

        The compensation and benefits provided to our named executive officers for 2008 are set forth in detail in the Summary Compensation Table and other tables, and the accompanying footnotes and narrative material. This Compensation Discussion and Analysis explains the purposes of our executive compensation and benefits program and explains the material elements of the compensation awarded to each of our named executive officers. The discussion focuses primarily on the compensation awarded for the year ended December 31, 2008, but also addresses certain actions taken by the Compensation Committee during its review of the executive compensation program in early 2009. Our executive compensation and benefits program is designed and administered under the direction and control of the Compensation Committee. For more information, see "Compensation Committee" above.

2008 Compensation Program Objectives

        During 2008, the Compensation Committee, with advice from an independent outside compensation consultant, Hewitt Associates, LLC ("Hewitt"), reviewed and made significant changes to the executive compensation program for the members of our Executive Leadership Team ("ELT"), which includes all of our named and other executive officers. In addition to changes to the program, the Committee also reviewed its processes and procedures for considering executive compensation.

        As a result of this review, the Compensation Committee adopted its compensation philosophy to reflect the following objectives:

  •
  Support our ability to attract and retain world-class leaders;

  •
  Align the interest of executives and shareholders through the use of long-term incentive compensation;

  •
  Reward performance, both short-term and long-term; and

  •
  Incorporate competitive pay practices that reflect consideration of compensation practices and pay levels of others in our industry and general industry.

        To achieve these objectives, the Compensation Committee revised the compensation program for the ELT to consist of a mix of base salary, annual cash incentives and long-term incentives comprised of stock options and restricted stock. When designing compensation arrangements, the Compensation Committee considers the particular risks the named executive officers might be motivated to take to meet the designated performance targets to ensure that the structure does not encourage "excessive risk taking." Force Protection's executive compensation program is administered under the direction of the Compensation Committee and is reviewed by the Committee on an annual basis to ensure that compensation levels meet the objectives stated above. The Committee uses information provided by its independent outside compensation consultant and internal human resources personnel to make informed compensation and benefit program decisions. The Chief Executive Officer is not involved in decisions regarding his own compensation.

 Components of Compensation

        As of December 31, 2008, our executive compensation program consisted of the following components:

  •
  Base salary;

  •
  Annual incentive;

  •
  Long-term incentives;

  •
  Standard health and welfare benefits;

  •
  401(k) retirement plan benefits (including a company match) (the "401(k) Plan"); and

  •
  Limited perquisites.

2008 Program Review

Composition Peer Group

        Two peer groups were used in assessing market pay levels, a defense industry group ("Defense Industry") that represents companies in a similar line of business, and a general industry group ("General Industry") to provide a broader measure of competitors for talent at Force Protection. In general, the pay levels for the two peer groups are similar.

        The Defense Industry group was comprised of 20 companies in the Standard and Poor's Aerospace and Defense industry with revenues and market capitalization between $500 million and $3 billion. In addition, LMI Aerospace, Inc. and Ducommun Incorporated were included in the group even though they did not meet the above criteria because they are relevant peer companies. Median revenue and market capitalization for this group was $846 million and $1.4 billion, respectively.

        The General Industry group was comprised of 37 companies from Hewitt's Total Compensation Measurement™ database with revenue between $500 million and $1.7 billion. The median revenue for the General Industry group was $1.1 billion.

        The following table contains the companies in the two peer groups.

2008 Defense Industry Peer Group

AAR Corp. Alion Science And Technology Ceradyne, Inc. Cubic Inc. Curtiss-Wright Corporation DRS Technologies Inc. Ducommun Incorporated	Dyncorp International Inc. EDO Corp. Esterline Technologies Corp. Gencorp Inc. Heico Corp. Hexcel Corp. LMI Aerospace, Inc.	Moog Inc. Orbital Sciences Corp. Teledyne Technologies Inc. TransDigm Group Inc. Triumph Group, Inc. United Industrial Corp.

 2008 General Industry Peer Group

Alpharma Inc.
Ameron International
    Corporation
Belden Inc.
Brady Corporation
Cabot Oil & Gas Corporation
Callaway Golf Company
Cimarex Energy Co.
Coca-Cola Bottling Co.
    Consolidated
Curtiss-Wright Corporation
Donaldson Company, Inc.
Edwards Lifesciences LLC
Federal Signal
Fossil, Inc.
Fraser Papers Inc.
Graco Inc.
H.B. Fuller Company
Innophos, Inc.
Kaman Corporation
Kennametal Inc.
Kinetic Concepts Inc.
Milacron Inc.
Mine Safety Appliances Co.
Neenah Paper, Inc.
Newfield Exploration Company
OMNOVA Solutions Inc.
Pioneer Natural Resources
    Company
Playtex Products, Inc.
Polaris Industries Inc.
Rayonier Inc.
Revlon Inc.
Sensient Technologies Inc.
TriMass Corporation
Valeant Pharmaceuticals
    International
Valmont Industries, Inc.
Walter Industries, Inc.
Waters Corporation
Woodward Governor Company

Executive Pay Benchmarking

        At the Compensation Committee's request, in February 2008, Hewitt evaluated the Company's compensation programs using the peer groups listed above and made recommendations to better align the Company's compensation programs with the organization's compensation philosophy and business strategies. After conducting its review of our compensation program, Hewitt concluded that our executive compensation program was not competitive in several different areas:

  •
  Base salary levels were significantly below market median levels;

  •
  Total cash compensation levels were also significantly below market due to the lack of an annual incentive plan; and

  •
  The lack of an annual long-term incentive plan resulted in total compensation being significantly below market, at least 65% below each position's market median.

        Note that at the time of the competitive benchmarking, Force Protection's incumbent in each of the benchmarked roles was different than the current incumbent or their role was different (e.g., Mr. Moody was Interim Chief Executive Officer and Ms. Macdonald was Co-General Counsel). Based on these findings, in March 2008 Hewitt recommended that our Compensation Committee consider realigning our executive compensation program as follows:

  •
  Adjust base salary levels to the median of the peer groups;

  •
  Introduce an annual short-term incentive plan that provides a link between pay and key performance metrics and performance levels selected by management and approved by the committee. Target opportunities under the plan should approximate the median target opportunity of the peer groups; and

  •
  Introduce an annual long-term incentive plan to provide a link between the executive's wealth accumulation and the long-term performance of the Company. Awards under the plan should approximate the median of the peer group in connection with the revised base salaries and the short-term incentive plan; the long-term incentive plan should result in a target total compensation at the median of the peer group.

        Taking in account Hewitt's recommendations, the Compensation Committee took several steps throughout 2008 to make our executive compensation program more competitive and more aligned with shareholders' interests.

Base Salary

        The Committee intends to review base salaries annually, and to adjust base salaries as necessary to align executive salaries with market levels and changes in job scope and responsibility. The Committee sets the base salary for the Chairman, President and Chief Executive Officer, and for each additional member of the ELT with input from the Chief Executive Officer. We believe that our combination of competitive base salary and incentive based compensation allows us to attract and retain high quality senior executives without leading to excessive risk-taking by those executives.

        We believe that an appropriate and competitive base salary (median to market) is a necessary element to attracting and retaining qualified executive officers. In determining base salary for the year ended December 31, 2008, the Compensation Committee sought to fairly compensate each executive based on the scope of their responsibilities, competitive market compensation for similar positions and to provide each executive with a reasonable level of economic security.

        As discussed above, base salaries for our executive officers in 2008 were adjusted, or set in the case of new hires, to more closely reflect market median levels. However, salaries were not increased to fully align base salary to the peer group market median levels.

        Upon the execution of his employment agreement in February 2008, Mr. Moody's salary was increased to $560,000. In March 2008, Ms. Macdonald's base salary was increased to $324,000 to reflect her increased role as Chief Strategy Officer and General Counsel. On joining the Company in June 2008, Mr. Mathis' base salary of $300,000 was established in reference to the peer group market median levels. Messrs. Walsh, Busher and Edwards' bases salaries were established under the prior program and increased in March 2008 to $216,000 to reflect the new peer group market median levels.

        Taking into account these increases, Force Protection's ELT are still significantly below market relative to the average of the 2008 peer groups. The Compensation Committee recognizes that ELT salaries are below the stated target of median to market as established by 2008 selected benchmark peer group. Currently, each executive officer is at least 15% below market pay levels. However, during 2008 the Compensation Committee placed greater emphasis on incentive compensation to recognize actual performance both in terms of the awards under the Short-Term Incentive Plan and the Long-Term Incentive Plan, as well as the one-time discretionary cash bonuses awarded to Messrs. Moody and Mathis and Ms. Macdonald. For a further discussion, see the section entitled "2008 Cash Bonus Awards" below.

        With respect to base salaries for 2009, the Compensation Committee determined to make no adjustments to base salary for the ELT in effect as of December 31, 2008.

 Annual Incentive

Short-Term Incentive Plan

        In March 2008, the Compensation Committee approved, for eligible executives, performance metrics and target performance levels for the 2008 Short-Term Incentive Plan, which is not a shareholder approved plan. The 2008 Short-Term Incentive Plan was designed to align annual incentive pay with business objectives and performance.

        All of the named executive officers were eligible to participate in the 2008 Short-Term Incentive Plan. The definitions and table below describe the financial measures, threshold, target/maximum performance levels, actual 2008 performance for each measure, and the resulting payout based on 2008 performance. The performance measures were selected because the Compensation Committee believes they are key drivers of shareholder value.

  (1)
  Inventory Turnover Ratio is defined as the cost of sales(a) for 2008 divided by the average inventory for 2008(b) and was selected because it provides a measure of the efficiency of our inventory management. It is our belief that effective inventory management leads to increased profitability and higher cash flows.

  (2)
  Gross Profit is defined as our net sales(c) minus the cost of sales(a) (what it costs to make our products) and was selected because it provides a measure of our profitability and a balance to our revenue growth goals.

  (3)
  General and Administrative (G&A) and Research and Development (R&D) Expenses as a Percent of Net Sales is defined as the administrative, business development, and research and development expenses incurred by the Company to support and grow the business divided by net sales and was selected because it provides a measure of our non-production expenses. Managing our non-production expenses effectively should translate into increased profitability.

  (4)
  Cash at Year End is defined as the amount of cash on hand at the close of 2008 and was selected because of the desire to increase the Company's liquidity.

  (5)
  New Customer Orders is defined as the new business booked in 2008 and was selected because of the Company's increased focus on securing new orders as a way of growing revenue.

  (6)
  Growth in Spare Parts and Services Revenue is defined as the year-over-year increase in revenue from spare parts and services and was selected because of the Company's increased focus on growing spare parts and services revenue as a way of expanding overall revenue and diversifying our revenue base.

  (a)
  Cost of sales is defined for these purposes as total cost of sales per our consolidated financial statements less the costs of sales of vehicles produced by General Dynamics Land Systems ("GDLS") pursuant to our subcontract with GDLS, on which we earn minimal gross margin.

  (b)
  Average inventory is computed based on trailing four quarters inventory balances.

  (c)
  Net sales is defined for the purpose of this metric as net sales per our consolidated financial statements less the sales revenue of vehicles produced by GDLS pursuant to our subcontract with GDLS, on which we earn minimal gross margin.

2008 Short-Term Incentive Plan Financial Metrics
Measure	Weighting	Threshold Performance	Target/ Maximum Performance	Actual	Payout as a % of Target

(1) Inventory Turnover Ratio	1/6	>3.8 Turns	5.0 Turns	6.1 Turns	100.00%
(2) Gross Profit (as a % of Revenue)	1/6	>17.5%	21.0%	20.9%	99.52%
(3) G&A and R&D (as a % of Revenue)	1/6	<12.7%	11.0%	8.2%	100.00%
(4) Cash at Year End	1/6	$—	$75 million	$111 million	100.00%
(5) New Customer Orders($)	1/6	(a)	(a)	(a)	100.00%
(6) Growth in Spares and Services Revenue	1/6	$—	$114 million	$254 million	100.00%
Total					99.92%

(a)
The Company believes that specific targets established for the 2008 New Customers Orders metric is proprietary information. While we are not disclosing the specific target for New Customers Orders, at the time the targets were set, the Compensation Committee believed the established targets were difficult and challenging to achieve, but attainable, so long as the executive officers were fully committed to their accomplishment through significant effort and dedication to the Company.

        Additionally, for 2008 the Compensation Committee determined that it would also measure the progress achieved in improving the effectiveness of the Company's internal controls over financial reporting (as disclosed in Item 9A of our 2008 Annual Report on Form 10-K) and would consider the assessed progress in determining the incentive bonus earned under the annual incentive plan for 2008. The Company disclosed in the 2007 Annual Report on Form 10-K nine aggregated material weaknesses in the Company's internal controls. Management had a goal of eliminating all material weaknesses or at least reducing the number of material weaknesses as of December 31, 2008 to a few material weaknesses with documented remediation plans to eliminate the remaining material weaknesses by December 31, 2009.

        Further, the Compensation Committee determined that, in the event of a 2008 fiscal year Net Income was less than or equal to $0, there would be no short-term incentive payout to any eligible ELT members under the annual incentive plan irrespective of the performance on any other measure.

        Each executive officer's payout from the plan was dependent upon the level of performance attained on the above measures. Payouts can range from threshold to target/maximum as shown in the table below. Based on the performance of each measure listed in the table above, the table below displays the bonus payout for each individual (as a percent of salary and dollar amount). The target opportunities in the table below were established, in part, based on the target opportunities of the two peer groups in the competitive market analysis. Overall, based on the data provided by Hewitt in February 2008, Force Protection's target opportunities were slightly below the two selected peer groups in the aggregate.

Executive	Threshold	Target/ Maximum(1)	2008 Payout (%)(2)	2008 Payout ($)(3)

Chief Executive Officer and President	0	75%	74.76%	$418,656
Chief Financial Officer(4)	0	25%	24.92%	$74,760
Chief Strategy Officer, General Counsel and Corporate Secretary	0	50%	49.84%	$161,481
Executive Vice President, Development	0	50%	49.84%	$107,654
Executive Vice President, Operations	0	50%	49.84%	$107,654
Executive Vice President, M-ATV Program Director	0	50%	49.84%	$107,654

(1)
Target is a percentage of base salary.

(2)
Performance payout total percentage from table above times target percentage amount.

(3)
Performance payout percentage times base salary as of December 31, 2008 annualized.

(4)
The Chief Financial Officer joined the Company as Executive Vice President—Finance in June 2008 and became Chief Financial Officer effective October 1, 2008. His 50% target and maximum participation percentage in the 2008 Short-Term Incentive Program was reduced to 25% for 2008 due to his partial year of service in 2008.

        In April 2009, the Compensation Committee adopted the Short-Term Incentive Program for 2009. The 2009 Short-Term Incentive Plan is a further refinement of the Compensation Committee establishment of a traditional executive compensation program. For 2009, the Company has expanded the eligibility for the Short-Term Incentive Plan within the organization. The Company terminated its Gain Sharing Program as of December 31, 2008, as discussed below.

        For the 2009 Short-Term Incentive Program, the Compensation Committee determined that the bonuses shall be based upon the performance of certain financial metrics and that executive participants, other than our Chief Executive Officer, may be eligible to earn up to 50% of their base salary. Pursuant to his employment agreement, the Chief Executive Officer may be eligible to earn a bonus up to 75% of his base salary.

2008 Cash Bonus Awards

        The Compensation Committee, together with the board of directors and Company management, characterized 2008 as a turn-around year for the Company, as the financial stress of the organization at the start of 2008 and throughout the year required immediate attention and intervention. The Compensation Committee recognized that the new management team established in 2008 had notable success under extraordinary circumstances, by creating financial stability, while implementing broad material improvements across all aspects of the business.

        In making its determination to award a cash bonus, the Compensation Committee considered numerous factors that affected individual and Company performance throughout 2008. Overall, the Compensation Committee recognized the scope of and the speed of change within the organization. Among other items, the Compensation Committee noted certain areas of success as follows:

  •
  Organizational / Strategic:  Management was successful in transitioning management of the organization without disruption to regular business activities. Management outlined a strategic approach and has taken the first steps toward moving the Company forward along the themes of driving innovation, creating customer delight, and diversifying products and customers.

  •
  Business / Operational / Manufacturing Efficiencies:  Management was successful in realizing significant manufacturing improvements at a time of general work force reductions.

  •
  Customer Out-Reach:  Management held regularly customer dialogues. The Company established a Detroit Technology Center, opened a Washington, DC office and staffed a presence at key customer locations.

  •
  Compliance:  Management addressed the immediate crises caused by the resignation of the auditors and identification of material misstatements in prior periodic filings.

  •
  Financial:  Management proactively addressed financial stability of the organization, added to Finance Department staff and implemented improvements to the Company's internal controls over financial reporting.

  •
  Communications:  Management improved employee, shareholder and media relationships, including establishing quarterly shareholder conference calls, participating in investor conferences and holding quarterly employee "All Hands" meetings.

  •
  Corporate Governance:  Management enhanced overall appropriate corporate governance policies and procedures by, in part, the formation of an internal Disclosure Committee, a Compliance Program and a revision to the Delegations of Authority.

  •
  Resolution of Material Matters:  Management led the efforts to settle several legacy litigation matters.

  •
  Speed and Scope of Change:  Management drove a speed and scope of change across the organization providing a foundation for future business growth while, at the same time, meeting the significant compliance obligations in 2008. Management also began an internal culture change reinforcing the values of respect, collaboration and communication.

        In recognition of the achievements briefly outlined above, in March 2009 the Compensation Committee made discretionary cash bonus awards to Michael Moody, Chairman, Chief Executive Officer and President ($419,664), Lenna Ruth Macdonald, Chief Strategy Officer, General Counsel and Corporate Secretary ($161,870), and Charles Mathis, Chief Financial Officer ($74,940) (representing the pro-rated amount from date of employment). These cash awards were intended to recognize each of their significant contributions to the Company's success in 2008 beyond the financial metrics included in the 2008 Short-Term Incentive Plan. These amounts are reported in the bonus column of the Summary Compensation Table below.

 Long-term Incentives

        Long-term incentives are intended to motivate and reward employees for creating shareholder value and to retain employees. The Company believes that stock ownership by the ELT is critical in order to align the interest of our executives with those of shareholders.

        Prior to 2008, the Company did not have a shareholder approved long-term incentive plan nor did it grant long-term incentives on a regular basis. At its February 20, 2008 meeting, upon the recommendation of the Compensation Committee, our board of directors approved the adoption of the 2008 Stock Plan. The plan was approved by shareholders at the Company's 2008 Annual Meeting on November 21, 2008. The plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other types of equity-based or equity-related awards.

        The Compensation Committee considers Company and individual performance assessments, executive retention, available market data, recommendations from management, share dilution and other factors to determine the size and types of long-term-incentive awards for each ELT member. At its November 20, 2008 meeting the Compensation Committee reviewed the recommendations of management (management does not make a recommendation with respect to the Chief Executive Officer) and competitive market data provided by its outside compensation consultant and approved the awards listed in the Grants of Plan-Based Awards table on page 44.

        With the exception of the Chief Strategy Officer, General Counsel and Corporate Secretary, each of the awards approximates the market median level of long-term incentive compensation. The Chief Strategy Officer, General Counsel and Corporate Secretary's award is greater than the median but less than the 75th percentile long-term incentive value for the peer group to reflect the significant contributions made by Ms. Macdonald in guiding Force Protection through its broad financial and management transformation in 2008.

        Options to purchase shares of Force Protection stock and restricted shares granted to members of the ELT become exercisable in three equal annual installments commencing on the first anniversary of the award. The three-year vesting provides a means of both retaining and motivating executives. The exercise price of the options is the closing price on the date of grant. The options have a maximum term of ten years.

Stock Ownership Guidelines

        While the Compensation Committee has determined not to adopt formal stock ownership guidelines for outside directors and executive officers at this time, the Committee does expect that outside directors and executives to retain meaningful ownership in Company stock. The Committee intends to review the need for formal stock ownership guidelines on an annual basis. Currently, all members of the board of directors have some ownership in Company stock.

Clawback Provisions

        In connection with the adoption of 2009 Short-Term Incentive Plan, the board of directors adopted a policy with respect to the recoupment of certain payments in the event of a restatement of the Company's financial statements due to fraud or intentional misconduct. If such an event occurs, the Compensation Committee will review the performance-based bonuses paid to the named executive officers pursuant to the Short-Term Incentive Plan and, to the extent that such restatement was the result of fraud or intentional misconduct by a named executive officer, the Company shall recoup, and such named executive officer shall pay the Company, any bonus improperly paid to such named executive officer for performance during the period or periods that are the subject of such restatement.

Limited Perquisites

        Force Protection provides limited perquisites to its named executive officers. The Company provides certain home security services, on a grossed-up basis, to the ELT and certain other designated employees, as recommended by the Company's Security Department.

        The Company also provides limited financial planning services on a grossed-up basis. The Compensation Committee believes that it is appropriate to provide this benefit so that executives are not distracted from devoting their time and energy to Company matters.

        Prior to December 31, 2008, certain executives also had the ability to participate in the Leadership Charitable Giving Program. The Leadership Charitable Giving Program provided participants the ability to support local community charitable organizations. This Leadership Charitable Giving Program was terminated as of December 31, 2008. See "Summary Compensation Table" on page 40 for itemized disclosure of perquisites provided to the named executive officers.

Health and Welfare Benefits

        Force Protection provides its executives health and welfare benefits including medical, dental and vision coverage, life insurance, and disability (long- and short-term) insurance on the same basis as all other employees. Our executive officers also participate in our 401(k) Plan on the same terms as provided to all of our salaried employees. The 401(k) Plan permits participants to make pre-tax salary contributions and Company matching contributions up to the maximum amount permitted under the Internal Revenue Code. The Company does not provide any Supplemental Executive Retirement Program benefits to the ELT.

Gain Sharing Program

        Prior to 2008, our Gain Sharing Program provided for ten percent (10%) of our quarterly net income to be distributed equally to all of our eligible employees and directors. In the third quarter of 2007, the Compensation Committee eliminated the eligibility of independent directors to participate in the Gain Sharing Program, and in February 2008, the Compensation Committee eliminated the eligibility of all other directors to participate in the Gain Sharing Program. Additionally, in September 2008, the Compensation Committee decided that no executive officer who is eligible to participate in the Short-Term Incentive Plan would be eligible to participate in our Gain Sharing Program in 2008. The Gain Sharing Program was terminated as of December 31, 2008. In 2009, all employees are eligible to participate in the 2009 Short-Term Incentive Program at a level depending on their pay-grade. Payouts under the program will be based on achievement of certain performance metrics.

 Change in Control Arrangements

        The Compensation Committee believes that a severance plan for our executives allows us to attract, motivate and retain the best possible talent. The Company's "change in control" arrangements are intended to serve the objectives of fairness and support for difficult organizational decisions. These arrangements are established with the advice of the Committee's outside consultant, based on competitive and market trends. The Compensation Committee determined that these arrangements provide a benefit to the Company and its shareholders.

        In 2008, the Compensation Committee approved the form of and entered into severance agreements (change in control agreements) with the ELT (the "Severance Agreements"), excluding the Chief Executive Officer who is subject to a separate Employment Agreement with similar provisions. These agreements provide an inducement to secure the executives' continued service and, in the event of any threat, occurrence, negotiation or other action that could lead to, or create the possibility of, a change in control, will ensure the executives' continued and undivided dedication to their duties. Amounts paid under the Severance Agreements are in lieu of all other severance or similar payments or benefits. In 2009, the board of directors approved the entry into indemnification agreements with each of our directors and executive officers, which provide for certain indemnification rights upon a change in control of the Company. See "Potential Payments upon Termination or Change in Control" on page 46 for a further discussion of these arrangements.

Deductibility of Executive Compensation

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless certain guidelines are followed. Although the Compensation Committee has not adopted any specific policy with respect to the application of 162(m), it intends to design and approve compensation programs that meet the needs of the organization. In certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. In 2008, Michael Moody, our Chief Executive Officer and President, received executive compensation under Section 162(m) of the Internal Revenue Code in excess of $1,000,000.

        The Compensation Committee also considers the accounting treatment of its compensation programs; however, aside from overall cost, accounting treatment is generally not a factor in determining compensation.

Hedging Policy

        It is the Company's policy that all employees, including the named executive officers, cannot purchase or sell options of common stock, engage in short sales with respect to common stock or trade in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to common stock of the Company.

 Pension Benefits

        The Company does not maintain any tax-qualified defined benefit pension plans or supplemental executive retirement plans.

Nonqualified Deferred Compensation Agreements

        The Company does not maintain any nonqualified deferred compensation plans or arrangements.

Role of Chief Executive Officer in Compensation Decisions

        The Compensation Committee makes all final compensation decisions for the named executive officers and approves recommendations regarding equity awards, if any, for all elected officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by our chief executive officer.

        Our chief executive officer annually reviews the performance of each named executive officer (other than the chief executive officer whose performance is reviewed by the Compensation Committee). The conclusions and recommendations based on these reviews, including recommendations with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee may exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Use of Compensation Consultants

        Hewitt reports directly to the Compensation Committee chairman but may work with management as necessary in fulfilling its responsibilities to the Compensation Committee. The Compensation Committee may meet in executive session with Hewitt and is free to speak directly with them. In 2008, Hewitt assisted the Compensation Committee and management with the following tasks:

  •
  Development of the compensation peer group;

  •
  Benchmarking of executive pay levels;

  •
  Benchmarking of outside director pay levels;

  •
  Review of severance and change in control arrangements;

  •
  Review of the proposed 2008 Stock Plan, including the modeling of the proposed share pool;

  •
  Review of the Compensation Discussion and Analysis section of this Proxy Statement; and

  •
  Development of the total shareholder return performance graph.

        Other than the services described above, Hewitt does not provide any services to the Company or the Compensation Committee and all work requested to be performed by Hewitt must be approved in advance by the Compensation Committee.

 Actions Taken in 2009

Indemnification Agreements

        In addition to the indemnification provisions contained in our charter and by-laws, in April 2009 the board of directors approved the form of indemnification agreement to be entered into with each of our directors and executive officers. These agreements require us, among other things, to indemnify each director and executive officer against expenses (including attorney fees), judgments, penalties, fines and amounts paid in any settlement in connection with any threatened, pending, or completed action, suit or proceeding, arising out of such individual's status as a director or executive officer if such individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, such individual had no reasonable cause to believe his conduct was unlawful. We have also agreed to advance expenses incurred by such individual in connection with any proceeding with respect to which such individual may be entitled to indemnification from us.

2009 Compensation Peer Group

        In anticipation of Force Protection's revenue being lower in 2009 than in 2008, the Defense Industry and General Industry peer groups discussed above were modified for 2009. For 2009, the Defense Industry peer group was comprised of the following 16 companies in Standard and Poors' Aerospace and Defense Industry Index with revenues and market capitalization between $100 million and $1.5 billion:

2009 Defense Industry Peer Group
AAR Corporation AeroVironment, Inc. Argon ST, Inc. Axsys Technologies, Inc.	Ceradyne, Inc. Cubic Corporation Ducommun Incorporated GenCorp, Inc.	Heico Corporation Hexcel Corporation Kratos Defense and Security Solutions, Inc. Ladish Co., Inc.	LMI Aerospace, Inc. Sparton Corporation Stanley, Inc. Triumph Group, Inc.

        We believe that the 2009 Defense Industry peer group provides a representation of compensation levels in our industry category among companies of our size.

        For 2009, the General Industry peer group was comprised of the following 18 companies in Hewitt's Total Compensation Measurement database with revenues below $1 billion:

2009 General Industry Peer Group
Alpharma Inc. Ameron International Corporation Bissell Homecare, Inc. Bush Brothers & Company Cabot Oil & Gas Corporation	Graco Inc. Hollister Incorporated Innophos, Inc. Johnson Outdoors Inc. Milacron Inc.	Neenah Paper, Inc. OMNOVA Solutions Inc. R. G. Barry Corporation Thermadyne Holdings Corporation	Timex Corporation Tredegar Corporation Valeant Pharmaceuticals International Zep, Inc.

        We believe that the 2009 General Industry peer group provides a representation of compensation levels in the broader industry from which we compete for talent. As a result of the modifications to the companies included in the 2009 peer groups, the 2009 median to market compensation levels are lower in our 2009 peer groups than in the 2008 peer groups. Our 2009 compensation decisions reflect these new lower levels for our ELT.

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to those individuals that acted as our principal executive officer and principal financial officer during the year ended December 31, 2008 and our other most highly compensated executive officers who served in such capacities as of December 31, 2008 for services rendered to us during the year ended December 31, 2008. The table also includes the total compensation paid to Gordon McGilton, our former Chief Executive Officer who retired on January 31, 2008; Michael Durski, our former Chief Financial Officer who departed on February 29, 2008; Raymond Pollard, our former Chief Operating Officer who departed on March 3, 2008; and Denise Speaks, our former Co-General Counsel who departed on May 5, 2008.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)(5)	All Other Compensation(6)	TOTAL

Michael Moody(7)	2008	$536,127	$418,656	$30,703	$11,648	$418,656	$46,952	$1,462,742
Chief Executive Officer,	2007	$79,615	$1,075	—	—	—	$158,755	$239,445
President and Chairman of	2006	—	—	—	—	—	—	—
the Board
Charles Mathis(8)	2008	$155,420	$132,548	$7,983	$1,713	$74,760	$29,126	$401,550
Chief Financial Officer	2007	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—
Lenna Ruth Macdonald(9)	2008	$308,790	$161,481	$15,352	$3,426	$161,481	$22,945	$673,475
Chief Strategy Officer, General	2007	—	—	—	—	—	—	—
Counsel and Corporate	2006	—	—	—	—	—	—	—
Secretary
Damon Walsh(10)	2008	$214,704	—	$3,070	$1,370	$107,914	$8,503	$335,561
Executive Vice President,	2007	—	—	—	—	—	—	—
M-ATV Program Director	2006	—	—	—	—	—	—	—
Daniel Busher(11)	2008	$209,081	—	$3,070	$1,370	$107,914	$17,984	$339,419
Executive Vice President,	2007	—	—	—	—	—	—	—
Operations	2006	—	—	—	—	—	—	—
Francis E. Scheuerell, Jr. (12)	2008	—	—	—	—	—	—	—
Interim Chief Financial Officer	2007	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—
Gordon McGilton(13)	2008	$61,846	—	—	—	—	$105,494	$167,340
Former Chief Executive Officer	2007	$480,000	$2,415	—	—	—	$98,039	$580,454
	2006	$421,576	—	$216,000	$723,991	—	$57,263	$1,418,830
Michael Durski(14)	2008	$41,158	—	—	—	—	$172,413	$213,571
Former Chief Financial Officer	2007	$159,231	$2,415	—	—	—	$44,824	$206,470
	2006	—	—	—	—	—	—	—
Raymond Pollard(15)	2008	$54,000		$61,539	—	—	$230,729	$346,268
Former Chief Operating Officer	2007	$240,000	$2,415	$25,000	—	—	$10,376	$277,791
	2006	$151,677	—	$55,000	—	—	$87,264	$293,941
Denise Speaks(16)	2008	$106,250	—	—	—	—	$413,123	$519,373
Former Co-General Counsel	2007	$129,808	$2,115	—	—	—	$30,000	$161,923
	2006	—	—	—	—	—	—	—

(1)
During 2008, Mr. Mathis received a one-time discretionary income bonus of $57,788 after completion of his first 30 days of continuous employment. For the year ended December 31, 2007, we made awards to all of our employees under our Gain Sharing Program, pursuant to which ten percent (10%) of our quarterly net income is distributed equally to all of our eligible employees and directors. We did not calculate or pay gain sharing for the fourth quarter of 2007 because our total net income for the year ended December 31, 2007 was less than the previously reported net income for the nine-month period ended September 30, 2007. Other than through this program, during 2007 we did not offer an incentive compensation opportunity to "named executive officers" or any other employee. As of February 2008, none of our directors were eligible to participate in our Gain Sharing Program. In September 2008, the Compensation Committee decided that no executive officer who is eligible to participate in the Short-Term Incentive Plan would be eligible to participate in the Company's Gain Sharing Program in 2008.

(2)
Reflects proportionate amount of the total grant date fair value of restricted stock awards granted that was recognized by the Company as an expense for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of the awards was determined in accordance with FASB Statement No. 123(R). The assumptions relied upon in estimating the disclosed amounts are further described in Note 10 to the consolidated financial statements in the Company's 2008 annual report on Form 10-K. The stock granted during 2008 was awarded under the 2008 Stock Plan approved by shareholders on November 21, 2008. For the years ended December 31, 2006 and 2007, we did not have a shareholder approved equity incentive plan. On February 13, 2006, Mr. McGilton received a grant of 300,000 shares of our common stock valued at a price of $0.72 per share pursuant to a resolution of our board of directors dated January 13, 2006. On June 1, 2007 and May 1, 2008 each, 20,513 shares of our common stock awarded to Mr. Pollard at a price of $1.95 per share valued pursuant to the Pollard Employment Agreement dated April 11, 2006 vested and were issued to him.

(3)
Reflects proportionate amount of the total grant date fair value of stock options granted that was recognized by the Company as an expense for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of the options was determined in accordance with FASB Statement No. 123(R). The assumptions relied upon in estimating the disclosed amounts are further described in Note 10 to the consolidated financial statements in the Company's 2008 annual report on Form 10-K. The stock options granted during 2008 were awarded under the 2008 Stock Plan approved by shareholders on November 21, 2008. For 2006 and 2007, we did not have a shareholder approved equity incentive plan. On January 13, 2006, Mr. McGilton was granted an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.72 per share with a vesting date of January 1, 2007. On October 25, 2006, Mr. McGilton was granted an option to purchase 500,000 shares of our common stock at an exercise price of $7.48 per share with vesting quarterly in 2007 with full vesting by December 31, 2007, and expiration five years after the grant date or 120 days from the date Mr. McGilton departs the Company.

(4)
In February 2008, the Compensation Committee approved a Short-Term Incentive Plan ("STIP") for executive officers, including the named executive officers and the 2008 amounts reflect bonuses earned under the STIP and were paid to those executive officers in 2009. For the years ended December 31, 2006 and 2007, we did not have an approved non-equity incentive plan.

(5)
For the years ended December 31, 2006, 2007 and 2008, we did not have an approved deferred compensation plan.

(6)
Amounts shown in this column are detailed in the chart below:

		Taxable Fringe Benefits, (Medical, Dental, Vision & Life)								Director Compensation
	Year		Leadership Charitable Giving	Home Security Surveillance	Company Relocation Benefits	Severance Compensation	Company 401(k) Match	Financial Planning Services	Other	Fees earned or paid in cash	Stock Awards

Moody*	2008	$2,209	$5,000	$11,057	—	—	$7,012	$6,623	$51	$15,000	—
	2007	—	—	—	$30,000	—	—	—	—	$73,340	$55,415
	2006	—	—	—	—	—	—	—	—	—	—
Mathis	2008	$994	—	—	$17,877	—	$5,688	$4,516	$51	—	—
	2007	—	—	—	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—	—	—	—
Macdonald	2008	$691	$5,000	$4,857	—	—	$5,925	$6,421	$51	—	—
	2007	—	—	—	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—	—	—	—
Walsh	2008	$2,169	$5,000	$470	—	—	$813	—	$51	—	—
	2007	—	—	—	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—	—	—	—
Busher	2008	$2,209	$5,000	$634	—	—	$4,966	$5,124	$51	—	—
	2007	—	—	—	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—	—	—	—
McGilton*	2008	$208	—	$286	$30,000	$60,000	—	—	—	$15,000	—
	2007	$5,664	$10,000	$376	—	—	—	—	—	$51,000	$30,999
	2006	—	—	—	—	—	—	—	—	$18,000	$39,263
Durski	2008	$830	$5,000	$21,890	—	$144,693	—	—	—	—	—
	2007	$4,824	$5,000	—	$35,000	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—	—	—	—
Pollard*	2008	—	$5,000	$191	—	$225,538	—	—	—
	2007	—	$10,000	$376	—	—	—	—	—	—	—
	2006	—	—	—	$30,000	—	—	—	—	$18,000	$39,264
Speaks	2008	—	$5,000	—	—	$408,123	—	—	—	—	—
	2007	—	—	—	$30,000	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—	—	—	—

  (*)
  Executive members of our board of directors received director cash compensation and participated in our Gain Sharing Program for the year ended December 31, 2007. As of February 2008, no executive members of our board of directors are eligible to receive any cash or non-cash compensation for service as a director, and as of our third fiscal quarter of 2007, none of our directors are eligible to participate in our Gain Sharing Program. During 2006, Mr. McGilton received $18,000 in director cash compensation and was granted 11,560 shares of our common stock valued at $39,263; Mr. Pollard received $18,000 in director cash compensation and was granted 11,560 shares of our common stock valued at $39,264 for the period prior to his resignation from our board of directors on August 4, 2006. During the first quarter of 2008, Mr. Moody and Mr. McGilton received payment for their fourth quarter 2007 compensation.

(7)
Mr. Moody was appointed as our President on September 18, 2007 and was appointed Chairman of our board of directors on January 8, 2008. On January 30, 2008, Mr. Moody was appointed as our Interim Chief Executive Officer and on February 29, 2008, he was appointed as our Chief Executive Officer.

(8)
Mr. Mathis joined the Company as Executive Vice President—Finance effective June 25, 2008 and became Chief Financial Officer effective October 1, 2008.

(9)
Ms. Macdonald joined the Company effective November 12, 2007 as our Co-General Counsel and was promoted to Chief Strategy Officer, General Counsel and Corporate Secretary on March 24, 2008.

(10)
Mr. Walsh joined the Company effective July 20, 2005 and was appointed Executive Vice President, Customer Operations on March 11, 2008. On February 6, 2009, he was named Executive Vice President, M-ATV Program Director.

(11)
Mr. Busher joined the Company effective October 23, 2006 and was appointed Executive Vice President, Operations on March 11, 2008.

(12)
Mr. Scheuerell joined the Company on February 29, 2008 as the Interim Chief Financial Officer and ceased acting in such role as of September 30, 2008. Mr. Scheuerell is a managing director at Huron Consulting Group ("Huron"). We agreed with Huron that Mr. Scheuerell, as an employee of Huron, would act as our Interim Chief Financial Officer and devote substantially all of his full-time efforts to the business and affairs of the Company, subject to his availability to Huron for activities relating to the normal course of business. Pursuant to the terms of the agreement, Mr. Scheuerell was an independent contractor and not an employee, agent, joint venturer or partner of the Company. The Company paid Huron at a mutually agreed upon rate per hour that Mr. Scheuerell performed worked for the Company. We did not provide any compensation to Mr. Scheuerell directly, including any bonus, stock, options, or other perquisites.

(13)
Mr. McGilton retired as our Chief Executive Officer and retired from our board of directors, each effective January 31, 2008.

(14)
Mr. Durski joined the Company effective January 19, 2007. Mr. Durski departed the Company on February 29, 2008.

(15)
Mr. Pollard departed the Company effective March 3, 2008.

(16)
Ms. Speaks joined the Company on June 18, 2007. Ms. Speaks departed the Company on May 5, 2008.

 2008 Grants of Plan-Based Awards

        The table below sets forth each grant of stock or option awarded to the Company's named executive officers during 2008.

					All Other Stock Awards: No. of Shares of Stock or Units(2)	All Other Option Awards: No. of Securities Underlying Options(2)
								Grant Date Fair Value of Stock and Option Awards(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target	Maximum

Michael Moody	4/16/08	—	$420,000	$420,000
Chief Executive Officer,	11/21/08				250,000			$820,000
President and	11/21/08					170,000	$3.28	$311,100
Chairman of the Board
Charles Mathis(3)	4/16/08	—	$75,000	$75,000
Chief Financial Officer	11/21/08				65,000			$213,200
	11/21/08					25,000	$3.28	$45,750
Lenna Ruth Macdonald	4/16/08	—	$162,000	$162,000
Chief Strategy Officer, General	11/21/08				125,000			$410,000
Counsel and Corporate Secretary	11/21/08					50,000	$3.28	$91,500
Damon Walsh	4/16/08	—	$108,000	$108,000
Executive Vice President,	11/21/08				25,000			$82,000
Customer Operations	11/21/08					20,000	$3.28	$36,600
Daniel Busher	4/16/08	—	$108,000	$108,000
Executive Vice President,	11/21/08				25,000			$82,000
Operations	11/21/08					20,000	$3.28	$36,600
Francis E. Scheuerell, Jr. Interim Chief Financial Officer	—	—	—	—	—	—	—	—
Gordon McGilton Former Chief Executive Officer	—	—	—	—	—	—	—	—
Michael Durski Former Chief Financial Officer	—	—	—	—	—	—	—	—
Raymond Pollard Former Chief Operating Officer	—	—	—	—	—	—	—	—
Denise Speaks Former Co-General Counsel	—	—	—	—	—	—	—	—

(1)
Reflects threshold, target and maximum payouts under the STIP for 2008. Payouts under the annual incentive plan begin when any portion of a growth performance target has been met. Each target is evaluated separately. For more information, please see the description of our STIP contained in the Compensation and Discussion and Analysis of this Proxy Statement. In each case, the actual amount earned by each named executive officer in 2008 is reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
The stock options and restricted stock awards were granted under the Force Protection 2008 Stock Plan and vest in one-third increments on the first three anniversaries of the grant date. The grant date fair values were determined in accordance with FASB Statement No. 123(R). The grant date fair value is generally the amount that we will expense in our financial statements over the award's service period, but does not include a reduction for forfeitures. The assumptions relied upon in estimating the disclosed amounts are further described in Note 10 to the consolidated financial statements in the Company's 2008 annual report on Form 10-K.

(3)
Because Mr. Mathis joined the Company effective June 25, 2008, his participation in the STIP in 2008 was prorated.

Outstanding Equity Awards at 2008 Year End

        The following table shows the unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)(1)	Equity Incentive Plan Awards Number of Securities Underlying Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested(1)	Market Value of Nonvested Shares or Units of Stock Held That Have Not Vested(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, or Other Rights That Have Not Vested

Moody	—	170,000	—	$3.28	11/21/2018	250,000	$1,495,000	—	—
Mathis	—	25,000	—	$3.28	11/21/2018	65,000	$388,700	—	—
Macdonald	—	50,000	—	$3.28	11/21/2018	125,000	$747,500	—	—
Walsh	—	20,000	—	$3.28	11/21/2018	25,000	$149,500	—	—
Busher	—	20,000	—	$3.28	11/21/2018	25,000	$149,500	—	—
Scheuerell	—	—	—	—	—	—	—	—	—
McGilton	—	—	—	—	—	—	—	—	—
Durski	—	—	—	—	—	—	—	—	—
Pollard	—	—	—	—	—	—	—	—	—
Speaks	—	—	—	—	—	—	—	—	—

(1)
The stock options and restricted stock awards granted on November 21, 2008 vest in one-third increments on the first three anniversaries of the grant date.

(2)
The market value of the shares of unvested restricted stock was calculated based on the closing price of the Company's common stock on the last trading day in 2008, December 31, 2008 ($5.98).

 2008 Option Exercises and Stock Vested

        The following table gives information for stock options exercised by our named executive officers and stock awards held by our named executive officers that vested during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired or Vested	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Moody	—	—	—	—
Mathis	—	—	—	—
Macdonald	—	—	—	—
Walsh	—	—	—	—
Busher	—	—	—	—
Scheuerell	—	—	—	—
McGilton(1)	—	—	—	—
Durski	—	—	—	—
Pollard(2)	—	—	20,513	$61,539
Speaks	—	—	—	—

(1)
Mr. McGilton retired on January 31, 2008, at which time he had 500,000 unexercised stock options. They expired 120 days after his retirement date.

(2)
Awarded pursuant to the Pollard Employment Agreement, under which Mr. Pollard was to receive a grant of $40,000 worth of our restricted common stock (calculated using the closing share price as of the date of the Pollard Employment Agreement dated April 11, 2006) on the second anniversary of his employment. The Pollard Separation Agreement affirmed the issuance of the resulting 20,513 shares and such shares of our common stock were issued to Mr. Pollard on May 1, 2008, pursuant to the Pollard Separation Agreement. The common stock is unregistered and is subject to certain restrictions under U.S. securities laws before transfer or disposal. The value realized represents the fair market value of the underlying shares on the vesting date of May 1, 2008 ($3.00) times the number of shares vested.

Pension Benefits

        For 2008, the Company did not provide for any payments or other benefits to its named executive officers in connection with retirement.

Nonqualified Deferred Compensation

        For 2008, the Company did not have any plan providing for the deferral of compensation for its named executive officers.

Potential Payments Upon Termination or Change in Control

        As of December 31, 2008, all of our named executive officers, other than Mr. Moody, were employed at-will. We have entered into certain agreements that will require us to provide compensation to the named executive officers in the event certain types of termination of employment, or if a change in control as defined in the severance agreements, occurs. The amount of compensation payable in each situation for each executive is listed under the heading "Change in Control and Qualifying Termination Payments."

 Severance Agreements

        In March and April 2008, we entered into the Severance Agreements with each of the Company's named executive officers, other than Mr. Moody, and certain other executive officers. Although Mr. Moody is not a party to a Severance Agreement his employment agreement has similar provisions. See the discussion under "Employment Agreement" below for provisions regarding the severance for our Chief Executive Officer.

        If a named executive officer's employment is terminated by reason of a Nonqualifying Termination (as defined in the Severance Agreements), then the executive is entitled to a lump-sum cash amount equal to (i) the executive's base salary accrued through the date of termination; (ii) any accrued vacation; (iii) any unpaid bonus accrued through the date of termination (except if terminated by the Company for Cause (as defined in the Severance Agreements)); and (iv) any unreimbursed expenses through the date of termination as well as any other payments or benefits to which the executive would have been entitled under the terms of any other Company compensation arrangement.

        If a named executive officer's employment is terminated other than by reason of a Nonqualifying Termination event (as defined in the Severance Agreements), the executive is entitled to receive a lump-sum cash amount equal to (i) the executive's base salary accrued through the date of termination; (ii) any accrued vacation; (iii) any unpaid bonus accrued through the date of termination; (iv) any unreimbursed expenses through the date of termination; (v) a lump-sum cash payment equal to the sum of the executive's base salary and the greater of any target bonus for the fiscal year or the average of the actual bonuses earned in the preceding two years; (vi) a lump-sum cash amount equal to a pro-rata portion of the executive's annual bonus for the year of termination; (vii) the ability to elect the payment of any COBRA premiums for a period of 12 months; (viii) the acceleration of vesting or lapse of forfeiture for an additional 12 months for any outstanding equity awards; and (ix) any other payments or benefits to which the executive would have been entitled to under the terms of any other Company compensation arrangement.

        Under the Severance Agreements, the relevant executive officers agree to not voluntarily leave the Company without "good reason" (as defined in the Severance Agreements) for ninety days following a change in control which is defined as (a) any person becoming a beneficial owner of our securities representing 35% or more of the voting power of the Company, subject to certain provisions and exceptions; (b) individuals holding seats on our board of directors as of February 29, 2008, ceasing to constitute at least a majority of our board of directors, given certain exceptions; (c) our consummation of a merger or other similar transaction, subject to certain further provisions and rules; (d) our shareholders approving a plan of complete liquidation or distribution; or (e) the consummation of a sale of the assets of the Company and our subsidiaries to an entity that is not an affiliate of the Company.

        If the named executive officer's employment is terminated other than by reason of a Nonqualifying Termination (as defined in the Severance Agreements) in anticipation of or during the two-year period commencing on the change in control, the executive is entitled to receive a lump-sum cash amount equal to the following:

  •
  The executive's base salary accrued through the date of termination;

  •
  Any accrued vacation;

  •
  Any unpaid bonus accrued through the date of termination;

  •
  Any unreimbursed expenses through the date of termination;

  •
  A lump-sum cash amount equal to a pro-rata portion of the executive's annual bonus for the year of termination; the acceleration of vesting or lapse of forfeiture of all outstanding equity awards;

  •
  Any other payments or benefits to which the executive would have been entitled to under the terms of any other Company compensation arrangement; and

  •
  A lump-sum cash amount equal to 1.5 times the sum of the executive's highest rate of annual base salary during the year prior to the date of termination and the greatest of (x) the executive's target bonus for the year of termination, (y) the executive's target bonus for the year in which the change in control occurs and (z) the average of the actual bonus earned during the two proceeding fiscal years prior to the year in which the change in control occurs.

Under such circumstances, we are also obligated to pay a portion of the executive's COBRA premium equal to the amount that we would have paid for the executive's health benefits if the executive was our employee for up to 18 months; this obligation will terminate if the executive becomes employed with another employer and becomes eligible to receive substantially similar or improved health benefits from such employer. In addition, if the value of certain payments that are contingent upon a change in control, referred to as parachute payments, exceed a safe harbor amount and the executive becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive is entitled to receive an additional payment to cover the additional tax and any interest and penalties incurred. With respect to the calculation involving the actual bonus earned during the two proceeding fiscal years, each of Messrs. Moody and Mathis and Ms. Macdonald have entered into a waiver agreement with the Company, whereby the 2008 Cash Bonus Awards would not be included in such calculation.

        Under the Severance Agreements and in consideration for future severance benefits, the named executive officers agreed to a 12-month non-compete and agreed not to solicit any of our clients or employees for 12 months after departure from the Company. The named executive officers also agreed not to disclose any of our confidential information, except as required by law or with our prior written consent, and not to disparage the Company. In addition, to be entitled to severance payments and benefits, the named executive officer must execute a general release of claims in favor of the Company and our affiliates.

Chief Executive Officer Severance Provisions

        Mr. Moody's severance provisions are covered under his employment agreement. See the discussion under the heading "Employment Agreement" below. The employment agreement provides for severance and change in control provisions that are similar to the severance agreements with the other named executive officers except that Mr. Moody will receive:

  •
  A one-time relocation benefit of $30,000 under a Qualifying Termination, a Nonqualifying Termination, or a Qualifying Termination in connection with a change in control.

  •
  A lump-sum cash payment equal to two times his annual base salary in the case of a Qualifying Termination in connection with a change in control.

Change in Control and Qualifying Termination Payments

        The tables below describe the potential benefits as of December 31, 2008 upon a change in control or a termination after a change in control. Except as otherwise expressly indicated, the amounts set forth do not represent the actual sums a named executive officer would receive if his or her employment were terminated or there were a change in control at the Company. Rather, the amounts below generally represent only estimates of certain payments and benefits that the named executive officers who were employed by the Company on December 31, 2008 would have been entitled to receive had any of the identified events occurred on such date.

	Michael Moody
Payments Due Upon Event	Termination for Cause	Qualifying Termination	Nonqualifying Termination with no Cause	Change in Control	Change in Control and Termination

Cash Severance	$—	$980,000	$—	$—	$1,960,000
Pro-Rata Actual Bonus Payment	—	418,656	418,656	—	418,656
Relocation	30,000	30,000	30,000	—	30,000
Accelerated Long-Term Incentive Vesting(1)	—	651,333	1,954,000	1,954,000	1,954,000
Health and Welfare Continuation	—	10,984	—	—	16,476
Excise and Income Tax Gross Up	—	—	—	—	1,464,478

Total Payments Upon Termination	$30,000	$2,090,973	$2,402,656	$1,954,000	$5,843,610

(1)
Under a nonqualifying termination of employment with no cause, the accelerated vesting of long-term incentive awards would only occur in the event of death or disability.

	Charles Mathis
Payments Due Upon Event	Termination for Cause	Qualifying Termination	Nonqualifying Termination with no Cause	Change in Control	Change in Control and Termination

Cash Severance	$—	$450,000	$—	$—	$675,000
Pro-Rata Actual Bonus Payment(1)	—	74,760	74,760	—	74,760
Relocation	—	—	—	—	—
Accelerated Long-Term Incentive Vesting(2)	—	152,067	456,200	456,200	456,200
Health and Welfare Continuation	—	10,984	—	—	16,476
Excise and Income Tax Gross Up	—	—	—	—	—

Total Payments Upon Termination	$—	$687,811	$530,960	$456,200	$1,222,436

(1)
Reflects pro-rata from date of employment in 2008.

(2)
Under a nonqualifying termination of employment with no cause, the accelerated vesting of long-term incentive awards would only occur in the event of death or disability.

	Lenna Ruth Macdonald
Payments Due Upon Event	Termination for Cause	Qualifying Termination	Nonqualifying Termination with no Cause	Change in Control	Change in Control and Termination

Cash Severance	$—	$486,000	$—	$—	$729,000
Pro-Rata Actual Bonus Payment	—	161,481	161,481	—	161,481
Relocation	—		—	—	—
Accelerated Long-Term Incentive Vesting(1)	—	294,167	882,500	882,500	882,500
Health and Welfare Continuation	—	3,470	—	—	5,205
Excise and Income Tax Gross Up	—		—	—	522,498

Total Payments Upon Termination	$—	$945,118	$1,043,981	$882,500	$2,300,684

(1)
Under a nonqualifying termination of employment with no cause, the accelerated vesting of long-term incentive awards would only occur in the event of death or disability.

	Damon Walsh
Payments Due Upon Event	Termination for Cause	Qualifying Termination	Nonqualifying Termination with no Cause	Change in Control	Change in Control and Termination

Cash Severance	$—	$324,000	$—	$—	$486,000
Pro-Rata Actual Bonus Payment	—	107,914	107,914	—	107,914
Relocation	—	—	—	—	—
Accelerated Long-Term Incentive Vesting(1)	—	67,833	203,500	203,500	203,500
Health and Welfare Continuation	—	10,984	—	—	16,476
Excise and Income Tax Gross Up	—	—	—	—	276,386

Total Payments Upon Termination	$—	$510,731	$311,414	$203,500	$1,090,276

(1)
Under a nonqualifying termination of employment with no cause, the accelerated vesting of long-term incentive awards would only occur in the event of death or disability.

	Daniel Busher
Payments Due Upon Event	Termination for Cause	Qualifying Termination	Nonqualifying Termination with no Cause	Change in Control	Change in Control and Termination

Cash Severance	$—	$324,000	$—	$—	$486,000
Pro-Rata Actual Bonus Payment	—	107,914	107,914	—	107,914
Relocation	—	—	—	—	—
Accelerated Long-Term Incentive Vesting(1)	—	67,833	203,500	203,500	203,500
Health and Welfare Continuation	—	10,984	—	—	16,476
Excise and Income Tax Gross Up	—	—	—	—	259,474

Total Payments Upon Termination	$—	$510,731	$311,414	$203,500	$1,073,634

(1)
Under a nonqualifying termination of employment with no cause, the accelerated vesting of long-term incentive awards would only occur in the event of death or disability.

        The payments made to Messrs. McGilton, Durski and Pollard and Ms. Speaks, whose relationship with the Company terminated prior to December 31, 2008 and who were no longer serving as named executive officers on December 31, 2008, are described below under the heading "Separation Agreements."

Employment Agreement

        On March 19, 2008, the Company entered into an employment agreement with Michael Moody ("Moody Employment Agreement") in order to be competitive in recruiting and retaining top executive officers, such as Mr. Moody. The Moody Employment Agreement, effective March 1, 2008, provides for an annual base salary of not less than $560,000, an annual cash bonus with a target bonus of no more than 75% of the annual base salary based on the attainment of certain performance goals, and the right to participate in all employee benefit plans, including the 2008 Stock Plan, and three weeks of paid vacation. Under the Moody Employment Agreement, Mr. Moody may be terminated with or without "cause" (as defined in the Moody Employment Agreement) and Mr. Moody may terminate his employment with or without "good reason" (as defined in the Moody Employment Agreement).

        Under the Moody Employment Agreement, if Mr. Moody's employment is terminated for a Nonqualifying Termination (as defined in the Moody Employment Agreement) event, Mr. Moody is entitled to receive:

  •
  A lump-sum cash payment equal to his base salary accrued through the date of termination;

  •
  Any unpaid bonus accrued through the date of termination (except if terminated for Cause);

  •
  Any accrued vacation;

  •
  A one-time relocation benefit of $30,000; and

  •
  Any other payments or benefits to which he would have been entitled to under the terms of any other Company compensation arrangement.

If Mr. Moody's employment is terminated other than by reason of a Nonqualifying Termination event, Mr. Moody is entitled to receive:

  •
  A lump-sum cash payment equal to his base salary accrued through the date of termination;

  •
  Any unpaid bonus accrued through the date of termination and any accrued vacation;

  •
  A one-time relocation benefit of $30,000;

  •
  Any other payments or benefits to which he would have been entitled to under the terms of any other Company compensation arrangement;

  •
  A pro-rata portion of his annual bonus;

  •
  A lump-sum cash payment equal to his annual base salary plus the greater of his target bonus for the year in which termination occurred and the average of his bonuses earned over the preceding two years;

  •
  Acceleration of vesting of any outstanding equity awards for a 12-month period after his termination; and

  •
  The ability to elect payment of his COBRA premiums for a period of 12 months.

        If Mr. Moody's employment is terminated by reason of a Qualifying Termination (as defined in the Moody Employment Agreement) in connection with a change in control, Mr. Moody is entitled to receive:

  •
  A lump-sum cash payment equal to his base salary accrued through the date of termination;

  •
  Any unpaid bonus accrued through the date of termination and any accrued vacation;

  •
  A one-time relocation benefit of $30,000;

  •
  Any other payments or benefits to which he would have been entitled to under the terms of any other Company compensation arrangement;

  •
  A pro-rata portion of his annual bonus;

  •
  A lump-sum cash payment equal to two times his annual base salary plus the greatest of his target bonus for the year in which termination occurred, the target bonus for the fiscal year in which the change in control occurs and the average of his bonuses earned over the preceding two years;

  •
  Acceleration of vesting of any outstanding equity awards; and

  •
  The ability to elect payment of his COBRA premiums for a period of 18 months.

        In addition, if the value of certain payments that are contingent upon a change in control, referred to as parachute payments, exceed a safe harbor amount and Mr. Moody becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive is entitled to receive an additional payment to cover the additional tax and any interest and penalties incurred.

        In consideration for the benefits received under the Moody Employment Agreement, Mr. Moody agreed that during his employment and for 12 months after the date of his termination he will not compete with us and not solicit any of our clients or employees. Mr. Moody also has agreed not to disclose any of our confidential information, except as required by law or with our prior written consent, and not to disparage us. Mr. Moody also has agreed to release, waive, and discharge any claims against us at the time of termination.

Separation Agreements

        On January 31, 2008, we entered into a Separation Agreement ("McGilton Separation Agreement") with Gordon McGilton, our then Chief Executive Officer, in connection with Mr. McGilton's retirement as Chief Executive Officer and as a director of the Company effective as of January 31, 2008. The McGilton Separation Agreement provided for a lump sum payment to Mr. McGilton of $60,000 on January 31, 2008, reduced by any applicable tax withholdings, and the right to elect continuation of employee benefit coverage under COBRA. In consideration for these severance benefits, Mr. McGilton agreed to a 12-month non-compete and agreed not to solicit any of our clients or employees for 12 months after his departure from the Company. Mr. McGilton also agreed not to disclose any of our confidential information and agreed to release, waive, and discharge any claims against us.

        On March 10, 2008, we entered into a Separation Agreement ("Durski Separation Agreement") with Michael Durski, our then Chief Financial Officer, in connection with his departure from the Company effective February 29, 2008. The Durksi Separation Agreement provided for a severance payment equal to Mr. Durski's current annual base salary for a period of one year, accrued and unpaid vacation pay in the amount of $10,000, and the right to elect continuation of employee benefit coverage under COBRA. In consideration for these severance benefits, Mr. Durksi agreed to a 12-month non-compete and agreed not to solicit any of our clients or employees for 12 months after his departure from the Company. Mr. Durksi also agreed not to disclose any of our confidential information, except as required by law or with our prior written consent. In addition, Mr. Durksi agreed to release, waive, and discharge any claims against us.

        On March 18, 2008, the Company entered into a Separation Agreement ("Pollard Separation Agreement") with Raymond Pollard, our then Chief Operating Officer, in connection with his departure from the Company effective March 3, 2008. The Pollard Separation Agreement provided for a severance payment equal to Mr. Pollard's current annual base salary for a period of one year, a payment in the amount of $40,000 representing the remaining salary guarantee as provided in the Pollard Employment Agreement, an equity grant of common stock equal to $40,000 as provided in the Pollard Employment Agreement, accrued and unpaid vacation pay in the amount of $7,846, and the right to elect continuation of coverage of employee benefit coverage under COBRA. In consideration for these severance benefits, Mr. Pollard agreed to a 12-month non-compete and agreed not to solicit any of our clients or employees for 12 months after his departure from the Company. Mr. Pollard also agreed not to disclose any of our confidential information, except as required by law or with our prior written consent. In addition, Mr. Pollard agreed to release, waive, and discharge any claims against us.

        On May 5, 2008, Ms. Speaks executed the general release provided for as an attachment to the Severance Agreement she entered into with us in exchange for the payment of $405,000 in accordance with the terms of the Severance Agreement she entered into with us.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

        At its meeting held on April 6, 2008, the Audit Committee appointed Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the year ending December 31, 2009. Our board of directors agrees with the appointment of Grant Thornton and believes that it is desirable to have the shareholders ratify this appointment. While ratification of this appointment is not legally required, because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, the ratification from shareholders is being sought to gauge the opinion of shareholders. Although the Audit Committee will take into consideration in future deliberations the failure of the shareholders to ratify the appointment, no determination has been made as to what action our board of directors or the Audit Committee may take, if any, if shareholders do not ratify the appointment.

        Before selecting Grant Thornton, the Audit Committee considered the firm's qualifications as an independent registered public accounting firm and concluded that it was qualified to act as the Company's independent registered public accounting firm based on its prior performance and its reputation for integrity. The Audit Committee also considered whether any non-audit services performed for the Company by Grant Thornton would impair Grant Thornton's independence and concluded that they would not.

        Representatives of Grant Thornton are expected to be present and available at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        On November 10, 2006, the Audit Committee dismissed Jaspers + Hall, PC as our independent registered public accounting firm effective upon the completion of the audit of our consolidated financial statements for the year ended December 31, 2006. The reports of Jaspers + Hall, PC on our consolidated financial statements for the year ended December 31, 2006, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

        On October 21, 2008, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Jaspers + Hall, PC and barred its two partners, Thomas M. Jaspers, CPA and Patrick A. Hall, CPA, from being associated persons of a registered public accounting firm. The PCAOB imposed this order on the basis of its findings concerning Jaspers + Hall, PC's violations of the rules and auditing standards in auditing the financial statements of four issuer clients from 2005 to 2007, including Force Protection, Inc. As of June 5, 2007, the date of the Jaspers + Hall, PC audit report on our consolidated financial statements for the year ended December 31, 2006, Jaspers + Hall, PC was registered with the PCAOB.

        On December 23, 2008, we were informed by the staff of the SEC that the staff believed Force Protection, Inc. should have a firm currently registered with the PCAOB re-audit our consolidated financial statements for the year ended December 31, 2006, if such audit report is required to be included in any future filings with the SEC. The staff also indicated that any registration statements that we file with the SEC, which are required to include our consolidated financial statements for the year ended December 31, 2006, will not be declared effective unless such consolidated financial statements are re-audited by a firm currently registered with the PCAOB.

        On January 24, 2009, we engaged Grant Thornton to perform an audit of our financial statements for the year ended December 31, 2006. On March 26, 2009, Grant Thornton issued an audit report on our financial statements for the year ended December 31, 2006, and such report was included in our Annual Report on Form 10-K which we filed with the SEC on March 26, 2009. Such report did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

        During the year ended December 31, 2006, and through June 5, 2007, there were (i) no disagreements with Jaspers + Hall, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Jaspers + Hall, PC, would have caused Jaspers + Hall, PC to make reference thereto in its reports on our consolidated financial statements for such years and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to us.

        On November 10, 2006, the Audit Committee appointed Elliott Davis, LLC ("Elliott Davis") to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2007. During the fiscal years ended December 31, 2004, 2005 and through November 10, 2006, we did not consult with Elliott Davis regarding the application of accounting principles to any specified transactions, either completed or proposed, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

        On March 18, 2008, Elliott Davis informed us that it was resigning as our independent registered public accounting firm for the year ended December 31, 2007, effective immediately, and the Audit Committee accepted this resignation. Prior to its resignation, Elliott Davis issued a Statement on Auditing Standards No. 100, Interim Financial Information, review report with respect to our unaudited consolidated financial statements for the quarter ended March 31, 2007; however, Elliott Davis did not complete an audit or issue a report on our consolidated financial statements or internal control over financial reporting for the fiscal year ended December 31, 2007.

        During the period November 16, 2006 through March 18, 2008, there were no disagreements with Elliott Davis regarding any matters with respect to accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of Elliott Davis would have caused Elliott Davis to make reference hereto in its report on our consolidated financial statements for the year ended December 31, 2007, had such report been issued.

        During the year ended December 31, 2007, under Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC, Elliott Davis advised us that, due to the material weaknesses reported in our Notification of Late Filing on Form 12b-25 filed on March 3, 2008, in conjunction with the condition of our records and turnover of key personnel, there was a significant risk of material misstatements in our 2007 financial statements, and, in the professional judgment of Elliott Davis, we were lacking the internal controls necessary to be able to develop reliable financial statements at such time. The Audit Committee discussed this matter with Elliott Davis, and Elliott Davis was authorized to respond fully to the inquiries of Grant Thornton with respect to this matter.

        The Notification of Late Filing on Form 12b-25 filed with the SEC on March 3, 2008, explained certain material weaknesses in internal controls over financial reporting identified by us on a preliminary basis for the year ended December 31, 2007, including the following:

  •
  Ineffective controls over the financial statement closing process;

  •
  Ineffective controls in accounting for inventory and the associated accounts payable expenses related to the receipt of inventory;

  •
  Insufficient complement of personnel with an appropriate level of accounting knowledge, experience with the Company and training in the application of generally accepted accounting principles (GAAP) in the United States; and

  •
  Ineffective controls over the completeness and accuracy of deferred tax balances.

        For further discussion of the material weaknesses identified at the conclusion of management's full assessments, refer to Item 9A of our Annual Reports on Form 10-K for the periods ended December 31, 2007 and December 31, 2008.

        As discussed above, the Audit Committee appointed Grant Thornton as our independent registered public accounting firm for the year ended December 31, 2007 and the year ending December 31, 2008, effective April 10, 2008. In addition, on January 12, 2009, the Audit Committee appointed Grant Thornton as the independent registered public accounting firm currently registered with the PCAOB to re-audit our consolidated financial statements for the year ended December 31, 2006. Prior to engaging Grant Thornton on April 10, 2008, we did not consult with Grant Thornton regarding the application of accounting principles to any specified transactions, either completed or proposed, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Pre-Approval Policies and Procedures

        Consistent with the Audit Committee's responsibility for engaging the Company's independent registered public accounting firm, all audit and permitted non-audit services performed by our independent registered public accounting firm require pre-approval by the Audit Committee. The full Audit Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first in-person meeting of each fiscal year. The Audit Committee Chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and associated fees for pre-approved services that exceed the set budget by more than ten percent (10%). Services approved by the Audit Committee Chairman are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews actual and forecasted services and fees for the year at each such meeting. During 2007 and 2008, all services performed by the independent registered public accounting firm were pre-approved. During 2007, Elliott Davis served as the Company's independent registered public accounting firm, until their resignation in March 2008. Grant Thornton was appointed by the Audit Committee as the Company's independent public accounting firm in April 2008.

Audit, Audit-Related, Tax and All Other Fees

        During, or with respect to, 2008, 2007 and 2006 for the independent accounting firms listed below, the independent accounting firms billed the Company fees for professional services in the following categories and amounts:

Independent Public Accounting Fees

Type	2008 (Grant Thornton)	2007 (Grant Thornton)	2007 (Elliott Davis)	2006 Re-audit (Grant Thornton)
Audit Fees	$2,593,706	$3,054,318	$386,660	$998,473
Audit-Related Fees	32,040	—	124,270	—
Tax Fees	58,305	—	26,775	—
All Other Fees	—	—	—	—

Total	$2,684,051	$3,054,318	$537,705	$998,473

        Audit fees were for those professional services rendered in connection with the audit of the Company's consolidated financial statements included in Annual Reports on Form 10-K, the review of the Company's quarterly condensed consolidated financial statements included in Quarterly Reports on Form 10-Q, which are customary under the standards of the Public Company Accounting Oversight Board (United States). Audit-related fees were for the audit of our 401(k) Plan in 2008 and in 2007, they were for the audit of our 401(k) Plan, due diligence assistance, consultation on financial accounting and reporting standards, and consultation related to various SEC filings in 2007. Tax fees were primarily for professional services rendered in connection with the preparation of tax returns, assistance with tax audits, consultation on state and local tax matters and other tax consulting services. Also see the discussion above related to the 2006 re-audit performed by Grant Thornton under the heading "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure."

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2009.

 Audit Committee

        The Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee's responsibilities and duties include, among other things:

  (1)
  To select the Company's independent registered public accounting firm and pre-approve any audit and non-audit services provided by such firm;

  (2)
  To meet to review and appraise the efforts of the independent accounting firm;

  (3)
  To obtain and review at least annually a form of written report from the independent public accounting firm describing the independent public accounting firm's quality control procedures, relationship between the independent public accounting firm and the Company, and any other material issues during the independent public accounting firm's most recent internal quality control and to engage in a dialogue with the independent public accounting firm with respect to their independence;

  (4)
  To review and approve the Company's internal audit function and review with the internal corporate audit staff the Company's internal system of audit and financial controls;

  (5)
  To meet to review and discuss with management and the independent public accounting firm the Company's annual audited financial statements and quarterly financial statements, including the Company's management discussion and analysis of financial condition and results of operations, and to discuss with management and the independent public accounting firm the Company's earnings press releases;

  (6)
  To periodically meet with management and/or the independent public accounting firm to discuss any audit issues and management's response and the company's guidelines and policies governing the processes used to assess, monitor and control the Company's major financial risk exposures;

  (7)
  To review the Company's policy regarding hiring employees or former employees of the independent public accounting firm;

  (8)
  To review related-party transactions for potential conflicts; and

  (9)
  To conduct an annual performance evaluation of the Audit Committee and to review and reassess at least annually the adequacy of the Audit Committee Charter.

        The Audit Committee is a separately designated standing committee of our board of directors established in accordance with Section 3(a)(58)(A) of the Exchange Act. During 2008, the Audit Committee was comprised of Messrs. Day (Chairman) and Paxton, LTG Thompson, Jr., USA (Ret.) and MGen. Davis, USMC (Ret.). As of April 6, 2009, the Audit Committee is comprised of Messrs. Day (Chairman), Merlau and Paxton and LTG Thompson, Jr., USA (Ret.). The Audit Committee operates under a written charter adopted by our board of directors, a current copy of which is available on our website at www.forceprotection.net, under "Investor Relations—Board Committees." Our board of directors has determined that each of MGen. Davis and LTG Thompson, Jr. and Messrs. Day and Paxton meets the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and the applicable rules of Nasdaq, all of the Audit Committee members are "financially literate" and Mr. Day qualifies as an "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K. Pursuant to the regulations of the SEC, a person who is determined to be an "audit committee financial expert" will not be deemed an expert for any purpose, including, without limitation, for purposes of Section 11 of the Securities Act of 1933, as amended, as a result of being designated or identified as an "audit committee financial expert" pursuant to Item 407(d)(5) of Regulation S-K. Furthermore, the designation or identification of a person as an "audit committee financial expert" pursuant to Item 407(d)(5) of Regulation S-K does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee or our board of directors in the absence of such designation or identification. Moreover, the designation or identification of a person as an "audit committee financial expert" pursuant to Item 407(d)(5) of Regulation S-K does not affect the duties, obligations or liability of any other member of the Audit Committee or our board of directors.

        The Audit Committee regularly discusses with the Company's independent registered public accounting firm the overall scope and plans for its respective audits. The Audit Committee meets with the Company's independent registered public accounting firm, with and without management present, to discuss the results of its audits, its evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also reviews compliance with the Company's Code of Conduct and Ethics for employees and officers and is responsible for establishing and administering the Company's procedures for confidential reporting by employees of questionable accounting practices and handling complaints regarding accounting, internal controls, and other audit matters.

        In 2008, the Audit Committee met 26 times.

Audit Committee Report

        This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for 2008 and particularly with regard to our audited consolidated financial statements and related schedules included in our Annual Report on Form 10-K.

        The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and audits of the consolidated financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and the related schedules in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon and an attestation report on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or systems of internal controls or any professional certification as to the work of the independent registered public accounting firm. The Audit Committee has implemented procedures to ensure that during the course of each year it devotes the attention that it deems necessary to fulfill its oversight responsibilities under the Audit Committee's charter.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements and Management's Report on Internal Controls Over Financial Reporting included in the Company's Annual Report. In addition, the Audit Committee reviewed with the Company's independent registered public accounting firm, Grant Thornton, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States, its judgments as to the quality, rather than just acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of PCAOB, SEC rules and other professional standards, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements. The Audit Committee also reviewed with Grant Thornton the "Report of Independent Registered Public Accounting Firm" on the effectiveness of the Company's internal controls over financial reporting included in our Annual Report and concurred with the assessment of management with respect to the existence of ineffective controls over financial reporting, due to material weaknesses existing as of December 31, 2008.

        The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as modified or supplemented, and the Audit Committee has discussed with Grant Thornton its independence from management and the Company and has considered the compatibility with Grant Thornton's independence as the Company's independent registered public accounting firm of the non-audit services performed for the Company by Grant Thornton.

        The Audit Committee reviewed with Grant Thornton the overall scope and plans for their audit. The Audit Committee met with Grant Thornton, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls over financial reporting and the overall quality of the Company's financial reporting.

        Based on its evaluations, the Audit Committee has selected Grant Thornton to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

        Based on the review and discussions above, the Audit Committee recommended to the board of directors that the Company's audited financial statements and management's assessment of the effectiveness of the Company's internal controls over financial reporting be included in the Company's Annual Report and the board of directors approved such inclusion.

Audit Committee,

  John S. Day (Chairman)
  MGen. Jack A. Davis, USMC (Ret.)
  John W. Paxton, Sr.
  LTG Roger G. Thompson, Jr., USA (Ret.)

The preceding Audit Committee Report is provided only for the purpose of this Proxy Statement. Pursuant to the regulations of the SEC, this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

        The table below sets for the equity compensation plan information as of December 31, 2008.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved By Security Holders	1,595,600	$3.28	3,604,400
Equity Compensation Plans Not Approved By Security Holders(1)	67,499	$2.19	—
Total	1,663,099	$3.25	3,604,400

(1)
Between 2004 and 2006, the Company granted to several of its employees stock options that were still outstanding at December 31, 2008, with exercise prices ranging from $1.50 to $27.06. Each option grant was fully exercisable approximately one year after the grant date and was required to be exercised within 90 days of the date of the employee's termination of employment with the Company. As of December 31, 2008, there were 17,499 of these options outstanding and exercisable. Additionally, in 2006 an employee was awarded 150,000 of restricted stock that vested in one-third increments on the first three anniversaries of the award. At December 31, 2008, there remained 50,000 unvested restricted shares.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Principal Shareholders

        As of March 20, 2009, the only persons known by us to own beneficially, or to be deemed to own beneficially, 5% or more of our common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Heartland Advisors, Inc.(1)	6,911,400	9.97%
789 North Water Street Milwaukee, WI 53202

Franklin Resources, Inc.(2)	6,419,673	9.26%
Franklin Advisors, Inc. Franklin Templeton Portfolio Advisors, Inc. One Franklin Parkway San Mateo, CA 94403-1906

Barclays Global Fund Advisor and related entities(3)	3,847,759	5.55%
400 Howard Street San Francisco, CA 94105

Wellington Management Company, LLP(4)	3,647,408	5.26%
75 State Street Boston, MA 02109

Gruber & McBaine Capital Management, LLC and related entities(5)	3,602,750	5.20%
50 Osgood Place, Penthouse San Francisco, CA 94133

(1)
Heartland Advisors, Inc., an investment advisor, filed a Schedule 13G/A with the SEC on February 11, 2009, reflecting beneficial ownership as of December 31, 2008, of 6,911,400 shares of our common stock, with shared voting power over 6,821,100 shares and shared dispositive power over 6,911,400 shares.

(2)
Franklin Advisors, Inc. filed a Schedule 13G/A with the SEC on February 6, 2009 reflecting beneficial ownership as of December 31, 2008 of 6,419,673 shares of our common stock. Franklin Advisors, Inc. has the sole power to vote or direct the vote, and sole power to dispose or direct the disposition of, 4,378,700 shares and Franklin Templeton Portfolio Advisors, Inc. has the sole power to vote or to direct the vote, and sole power to dispose or to direct the disposition of 1,943,673 shares.

(3)
Barclays Global Investors, NA, an investment advisor, filed a Schedule 13G with the SEC on February 5, 2009, reflecting beneficial ownership as of December 31, 2008, of 3,847,759 shares of our common stock, with sole voting power over 3,583,109 shares and sole dispositive power over 3,847,759 shares.

(4)
Wellington Management Company, LLP, an investment advisor, filed a Schedule 13G/A with the SEC on February 17, 2009, reflecting beneficial ownership as of December 31, 2008, of 3,647,408 shares of our common stock, with shared voting power over 2,280,908 shares and shared dispositive power over 3,647,408 shares.

(5)
Gruber & McBaine Capital Management, LLC, an investment advisor ("GMCM"), and related entities filed a Schedule 13G with the SEC on February 3, 2009, reflecting beneficial ownership as of December 31, 2008, by J. Patterson McBaine ("McBaine") of 3,602,750 shares of our common stock, with sole voting and dispositive power over 631,900 shares, and shared voting and dispositive power over 2,970,850 shares and by Jon B. Gruber ("Gruber") of 3,585,200 shares of our common stock, with sole voting power and dispositive power over 614,350 shares and shared voting and dispositive power over 2,970,850 shares. McBaine and Gruber are managers, controlling persons and portfolio managers of GMCM.

 Executive Officers and Directors

        The table below shows the number of shares of common stock beneficially owned as of March 20, 2009 by each member of our board of directors, each nominee for our board of directors and each named executive officer currently with the Company, as well as the number of shares owned by our current directors and executive officers as a group. None of the directors or named executive officers own one percent (1%) or more of the Company's common stock.

Name of Beneficial Owner	Amount and Nature Beneficial Ownership(1)	Percent of Class
MGen. Jack A. Davis, USMC (Ret.)	29,133	*
John S. Day	21,400	*
John W. Paxton, Sr.	21,400	*
LTG Roger G. Thompson, Jr., USA (Ret.)	25,227	*
Michael Moody	427,654	*
Charles Mathis	90,000	*
Lenna Ruth Macdonald	175,000	*
Damon Walsh	45,000	*
Daniel Busher	46,738	*
Mark Edwards	45,000	*
Directors and executive officers as a group (10 persons listed above)	926,552	*

*
less than 1%

(1)
Based on March 20, 2009 Stock Transfer Report.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of holdings and transactions in common stock and related securities with the SEC. Based on our records and other information, we believe that in 2008 all of our directors and executive officers met all applicable Section 16(a) filing requirements except as follows: a Form 4 reflecting the grant of a stock option award to Mr. Davis on November 21, 2008 was filed on December 3, 2008; a Form 4 reflecting the grant of restricted shares to Mr. Moody on January 25, 2007 was filed on December 17, 2008; a Form 4 reflecting the grant of restricted shares to MGen. Davis, USMC (Ret.) on January 25, 2007 was filed on December 17, 2008; and a Form 4 reflecting the grant of restricted shares to LTG Thompson, USA (Ret.) on January 25, 2007 was filed on December 17, 2008.

OTHER

Shareholder Proposals and Director Nominations for our 2010 Annual Meeting

        Our 2010 Annual Meeting is expected to be held on Friday, May 7, 2010. Shareholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2010 Annual Meeting must submit their proposal to our Corporate Secretary no later than the close of business on December 16, 2009. If this meeting date is changed by more than 30 days, then the deadline is a reasonable time before we begin to print and send the proxy materials. To be included in our proxy materials solicited for the 2010 Annual Meeting, your proposal must satisfy the requirements of Rule 14a-8 of the Exchange Act.

        Any shareholder seeking to present a proposal at our 2010 Annual Meeting or nominate a candidate for election to the board of directors at our 2010 Annual Meeting, must give complete and timely written notice to our Corporate Secretary not later than January 7, 2010 nor earlier than November 8, 2009, provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public fling or otherwise) less than 130 days prior to the day of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. According to our bylaws, any shareholder who gives notice of a proposal must deliver the text of the proposal and a written statement for why the shareholder favors the proposal. The notice shall also include the shareholder's name and address, the number of shares of the Company's common stock owned by the shareholder, a representation that the shareholder is entitled to vote at the shareholder meeting and intends to attend the annual meeting and any material interest the shareholder may have in the proposal. If a shareholder desires to nominate a person for election as a director, the shareholder is required to provide the same information in connection with a proposal, as well as the name, business address and residential address of the nominee, information regarding the nominee required by Item 401 of Regulation S-K, the nominee's consent to serve if elected, number of shares of the Company's common stock owned by the nominee and a description of all arrangements or understanding between the shareholder and the nominee. If your proposal or nomination is not timely and properly made in accordance with the procedures set forth in our bylaws then it will be defective and may not be brought before our 2010 Annual Meeting.

Shareholders Sharing an Address or Household

        Only one copy of our Notice of Internet Availability, Annual Report and Proxy Statement is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the shareholders.

        We will deliver promptly upon written or oral request a separate copy of our Notice of Internet Availability, Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our Notice of Internet Availability, Annual Report and Proxy Statement, or if two shareholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building No. 1, Ladson, South Carolina 29456 or call the Corporate Secretary at 843.574.7000.

 Cost and Method of Solicitation

        We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of Force Protection in person or by telephone, facsimile or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Other Business

        Whether or not you plan to attend the meeting, please vote over the internet or by telephone or complete, sign and return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

        For other Force Protection information, you can visit our website at www.forceprotection.net. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Proxy Statement.

Directions to Annual Meeting

        From Greenville-Columbia—Take I-26 East towards Charleston and take Exit 213A. The exit ramp brings you to Montague Avenue. Follow Montague one half mile to International Boulevard and turn right onto International Boulevard. The Embassy Suites hotel is on the left.

        From Charleston—Take I-26 West towards Columbia exiting at Exit 213A to Montague Avenue. Turn left at the traffic light onto Montague. Follow Montague three quarters of a mile to International Boulevard. Turn right onto International Boulevard. The Embassy Suites hotel is on the left.

        From Savannah-Jacksonville—Take I-95 North to Exit 33. This brings you to Highway 17. Travel until you reach the interchange for I-526 to North Charleston-West. Follow I-526 to Montague Avenue, exit and turn right. Follow to International Boulevard. Turn left onto International Boulevard. The Embassy Suites hotel is on the left.

VOTE BY TELEPHONE

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509	Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.
If you vote by telephone or Internet, please do not send your proxy by mail.

Telephone and Internet votes must be received by 6:00 a.m. Eastern Time on May 15, 2009 to be included in the final tabulation.

If voting by mail, this proxy card must be signed and dated below.

ß Please fold and detach card at perforation before mailing. ß

FORCE PROTECTION, INC.	PROXY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held Friday, May 15, 2009. The Proxy Statement and Annual Report on Form 10-K are available at www.viewmaterial.com/FRPT.

The undersigned hereby appoints Michael Moody and Lieutenant General Roger G. Thompson, Jr., USA (Ret.) jointly and severally as Proxy Agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated on the reverse, all shares of stock of Force Protection, Inc., a Nevada corporation, held of record by the undersigned on March 20, 2009 at the Annual Meeting of Shareholders to be held on May 15, 2009 at 10:00 a.m. Eastern Time at the Embassy Suites Hotel Airport/Convention Center, 5055 International Boulevard, North Charleston, South Carolina 29418, or at any adjournment or postponement of such meeting, in accordance with and as described in Force Protection, Inc.’s Notice of Annual Meeting of Shareholders and Proxy Statement.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

Dated:	, 2009

(Signature of Shareholder)

(Signature if held jointly)

Please sign as name appears hereon. All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

You may vote in person at the Annual Meeting. For directions to the Annual Meeting, please see “Directions to Annual Meeting” on the last page of the Proxy Statement.

ß Please fold and detach card at perforation before mailing. ß

FORCE PROTECTION, INC.	PROXY

This proxy, when properly executed, will be voted as specified by the shareholder. If no direction is given, this proxy will be voted FOR ALL proposals and in the discretion of the Proxy Agent as to such other matters as may properly come before the meeting.

1.        ELECTION OF DIRECTORS:

Nominees: (1) Major General Jack A. Davis, USMC (Ret.)	(2) Kenneth Merlau	(3) B. Herbert Ellis

☐	FOR the nominees listed above	☐	WITHHOLD AUTHORITY
to vote for the nominees listed above

(INSTRUCTION: To withhold authority to vote for a particular nominee, write that nominee’s name on the line provided below.)

2.        To ratify the appointment of Grant Thornton LLP as Force Protection, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐  Mark here if you plan to attend the Annual Meeting.

☐  Mark here if you consent to access future annual reports and proxy statements via the Internet.

(Please sign and date on reverse side)